Exhibit 10.1

Execution Version

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

dated as of October 1, 2011

by and among

MPC TRADE RECEIVABLES COMPANY LLC,

as Seller

MARATHON PETROLEUM COMPANY LP,

as Servicer

THE PURCHASERS FROM TIME TO TIME PARTY HERETO

THE MANAGING AGENTS FROM TIME TO TIME PARTY HERETO

THE L/C ISSUERS FROM TIME TO TIME PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES LLC,

as Sole Lead Arranger

Page ii

Page iii

Page iv

Exhibits and Schedules

EXHIBIT I	-	Definitions
EXHIBIT II-A	-	Form of Purchase Notice
EXHIBIT II-B	-	Form of Letter of Credit Request
EXHIBIT III	-	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number of Seller
EXHIBIT IV	-	Names of Collection Banks; Collection Accounts; Lock-Boxes
EXHIBIT V	-	Form of Compliance Certificate
EXHIBIT VI	-	Form of Monthly Report
EXHIBIT VII	-	Form of Assignment Agreement

SCHEDULE A	-	Purchase Groups; Commitments; Group L/C Sublimits; Group Purchase Limits
SCHEDULE B-I	-	Documents to Be Delivered Prior to Effectiveness of Original RPA
SCHEDULE B-II	-	Documents to Be Delivered Prior to Effectiveness of Amendment and Restatement of Original RPA and the Initial Credit Event
SCHEDULE C	-	Credit and Collection Policy
SCHEDULE D	-	Notice Addresses
SCHEDULE E	-	Special Concentration Limits

Page v

MPC TRADE RECEIVABLES COMPANY LLC

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This Amended and Restated Receivables Purchase Agreement dated as of October 1, 2011, is made by and among MPC Trade Receivables Company LLC, a Delaware limited liability company (“Seller”), Marathon Petroleum Company LP, a Delaware limited partnership (“MPC LP”), as initial Servicer (together with Seller, the “Seller Parties” and each a “Seller Party”), the entities from time to time party hereto as Conduit Purchasers (together with their respective successors and permitted assigns hereunder, the “Conduit Purchasers”), the entities from time to time party hereto as Committed Purchasers (together with their respective successors and permitted assigns hereunder, the “Committed Purchasers”), the entities from time to time party hereto as L/C Issuers, the entities from time to time party hereto as Managing Agents (together with their respective successors and permitted assigns hereunder, the “Managing Agents”), and JPMorgan Chase Bank, N.A., as administrative agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and permitted assigns hereunder, the “Administrative Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

Seller, MPC LP, the Conduit Purchasers, the Committed Purchasers, the Managing Agents, the LC Issuers and the Administrative Agent are parties to that certain Receivables Purchase Agreement dated as of July 1, 2011 (as heretofore amended, restated, supplemented or otherwise modified from time to time, the “Original RPA”).

Subject to the terms and conditions set forth herein, the parties hereto have agreed to amend and restate the Original RPA in its entirety.

Seller desires to transfer and assign undivided percentage ownership interests in the Receivables, the Related Security and Collections with respect thereto and the proceeds thereof from time to time.

Each Conduit Purchaser may, in its absolute and sole discretion, purchase such undivided percentage ownership interests in the Receivables, the Related Security and Collections with respect thereto and the proceeds thereof, and, in the event that a Conduit Purchaser declines to make such purchase, the Committed Purchasers in its related Purchase Group shall, at the request of Seller, purchase such undivided percentage ownership interests from time to time.

JPMorgan Chase Bank, N.A. has been requested and is willing to act as Administrative Agent on behalf of the Purchasers in accordance with the terms hereof.

ARTICLE I

PURCHASE ARRANGEMENTS

Section 1.1 Purchase Facility.

(a) From time to time prior to the Amortization Date, upon the terms and subject to the conditions hereof, Seller may request that the Purchasers, acting through the Administrative Agent, purchase undivided percentage ownership interests in the Receivables, the Related Security and Collections with respect thereto and all proceeds of the foregoing, by delivering immediately available funds to the Seller (an “Incremental Purchase”) or by issuing of one or more Letters of Credit for the benefit of the Seller or its designee (an “L/C Purchase”), in each case, as provided herein. Subject to the terms and conditions set forth herein, each Conduit Purchaser may, at its option, or if any Conduit

Purchaser shall decline, the related Committed Purchasers in its related Purchase Group shall, make such Purchase Group’s Purchase Group Share of each Purchase from the Seller hereunder; provided, that notwithstanding anything set forth herein to the contrary, under no circumstances shall any Purchaser make any Incremental Purchase or L/C Purchase hereunder to the extent that, after giving effect thereto:

(i) the Aggregate Capital plus the L/C Undrawn Amount would exceed the Purchase Limit;

(ii) the aggregate Capital of the Purchasers in any Purchase Group would exceed such Purchase Group’s Group Purchase Limit less its Purchase Group Share of the L/C Undrawn Amount; or

(iii) the Capital of any Committed Purchaser would exceed its Commitment less its Pro Rata Share of the L/C Undrawn Amount.

Effective as of the date of each Purchase, Seller hereby sells and assigns to the Administrative Agent, for the benefit of the Purchasers, undivided percentage ownership interests in the Receivables, the Related Security and Collections with respect thereto and all proceeds of the foregoing, subject only to the payment by such Purchasers of the applicable Purchase Price therefor or the issuance of Letters of Credit, in each case, in accordance with the terms of this Agreement.

(b) Seller may, upon at least five (5) days’ (or such shorter period as the Administrative Agent and the Managing Agents may agree) prior written notice to the Administrative Agent (and the Administrative Agent shall promptly forward such written notice to each Managing Agent), terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, that Seller may not reduce the Purchase Limit to an amount less than the aggregate Stated Amounts of all Letters of Credit then outstanding unless Seller shall have Cash-Collateralized all such Letters of Credit. Upon any such reduction in the Purchase Limit, the Group Purchase Limits shall be permanently reduced by a corresponding amount (ratably among the Purchase Groups in accordance with the Purchase Group Shares) and the Commitment of each Committed Purchaser in each Purchase Group shall be ratably reduced in accordance with such Committed Purchaser’s Pro Rata Share. Each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

(c) The Purchaser Interest shall be initially computed on the date hereof. Thereafter, until the Facility Termination Date, the Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day (after giving effect to any Purchase, if any, on such Business Day); it being understood that, for purposes of such calculation, the Net Receivables Balance (and all components thereof) shall be determined on each Business Day based on the information set forth in the Monthly Report, Weekly Report or Daily Report most recently delivered (other than after an Amortization Event has occurred and is continuing and a notice thereof has been delivered by the Administrative Agent to the Seller and the Servicer to compute such Net Receivables Balance (and all components thereof) on each such Business Day) pursuant to this Agreement and Net Receivables Balance (and the components thereof) shall not be required to be recalculated as of each Business Day. Subject to the following sentence, from and after the Amortization Date, the Purchaser Interest shall be deemed to be 100%. The Purchaser Interest shall become zero on the Final Payout Date.

Section 1.2 Increases. Seller shall provide the Administrative Agent (and the Administrative Agent shall promptly forward such written notice to each Managing Agent and notify each Managing Agent of its Purchase Group’s Purchase Group Share of such Incremental Purchase) with at least one (1) Business Day’s (or, in the case of a request for an Incremental Purchase to be funded with Tranche Funded Commercial Paper which is to replace Pooled Commercial Paper, seven (7) days’) prior written notice in a form set forth as Exhibit II-A hereto of each Incremental Purchase (a “Purchase Notice”); provided, that, with respect to any Incremental Purchase to satisfy any outstanding Reimbursement Obligations (other than an Incremental Purchase funded with Tranche Funded Commercial Paper), Seller may provide notice of such Incremental Purchase on the day of such Incremental Purchase if such notice is provided before 12:00 noon (Chicago time). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify (a) the aggregate requested Purchase Price (which shall not be less than $5,000,000) and date of purchase, (b) in the case of an Incremental Purchase to be funded by the Committed Purchasers, the requested Interest Rate and (c) in the case of an Incremental Purchase to be funded by Tranche Funded Commercial Paper or by the Committed Purchasers, the Tranche Period. Following receipt of a Purchase Notice, each Managing Agent will determine whether the Conduit Purchasers in its Purchase Group agree to participate in the requested Incremental Purchase. In the event that a Purchase Group has more than one Conduit Purchaser, the related Managing Agent may allocate the related Purchase Group Share of the Purchase Price for Incremental Purchases among such Conduit Purchasers in its sole discretion. If the Conduit Purchasers in any Purchase Group decline to participate in an Incremental Purchase, the Managing Agent for such Purchase Group shall notify Seller and Seller may cancel the Purchase Notice in its entirety or, in the absence of such a cancellation, the applicable Purchase Group Share of the requested Incremental Purchase shall be made by the Committed Purchasers in such Purchase Group ratably in accordance with their Pro Rata Shares. On the date of each Incremental Purchase (other than to the extent that the proceeds of such Incremental Purchase are being used to satisfy outstanding Reimbursement Obligations which shall be funded in accordance with Section 1.5(f)), upon satisfaction of the applicable conditions precedent set forth in Article VI, the applicable Purchasers in each Purchase Group shall initiate a wire transfer of immediately available funds to the account specified by Seller, no later than 12:00 noon (Chicago time), in an aggregate amount equal to such Purchase Group’s Purchase Group Share of the Purchase Price for such Incremental Purchase. In no event shall the Purchasers be obligated to make more than fifteen (15) Incremental Purchases requested by Seller during any calendar month.

Section 1.3 Decreases. Seller shall provide the Administrative Agent (and the Administrative Agent shall promptly forward such written notice to each Managing Agent and notify each Managing Agent of its Purchase Group’s Purchase Group Share of such reduction) with prior written notice in conformity with the Required Notice Period (a “Reduction Notice”) of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the proposed date upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”) which shall be distributed ratably by the Administrative Agent to each Purchase Group based upon the Capital held by each Purchase Group and which shall be applied by each Managing Agent to the Capital of the Purchasers in such Managing Agent’s Purchase Group as directed by Seller (x) to the Capital of the Committed Purchasers in such Purchase Group ratably in accordance with the amount of Capital of such Committed Purchasers and/or (y) to the Capital of the Conduit Purchasers in such Purchase Group ratably in accordance with the Capital of such Conduit Purchasers. Only one (1) Reduction Notice shall be outstanding at any time. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Administrative Agent.

Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received by 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. Amounts payable to the Administrative Agent for its own account shall be paid to the Administrative Agent at the account specified by the Administrative Agent to Seller from time to time. Amounts payable to any Purchaser or L/C Issuer shall be paid to the Administrative Agent at the account specified by the Administrative Agent to Seller from time to time, and the Administrative Agent shall promptly forward such amounts to the Managing Agent for such Purchaser’s or L/C Issuer’s Purchase Group, for the account of such Purchaser or L/C Issuer, as applicable, at the account specified by such Managing Agent from time to time. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed; provided, that computations of Yield which accrues by reference to the Prime Rate shall be made on the basis of a year of 365 days (or 366 days in the case of a leap year) for the actual number of days elapsed. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.5 Letter of Credit Subfacility.

(a) Generally. Subject to the terms and conditions set forth herein, the L/C Issuers shall issue Letters of Credit requested by Seller from time to time; provided, that no Letter of Credit shall be issued, amended, renewed or extended if, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Undrawn Amount would exceed an amount equal to the Purchase Limit minus the Aggregate Capital, (ii) the L/C Obligations would exceed the L/C Sublimit, (iii) the sum of the Aggregate Capital and the L/C Undrawn Amount would exceed the aggregate Commitments or (iv) the portion of the L/C Obligations attributable to Letters of Credit of any L/C Issuer would exceed its related Group L/C Sublimit.

(b) Letter of Credit Requests. To request an issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit issued by any L/C Issuer) from an L/C Issuer, Seller shall deliver a written request therefor, substantially in the form of Exhibit II-B hereto (each such request, a “Letter of Credit Request”) to Administrative Agent and the related Managing Agent of the applicable L/C Issuer not later than 10:00 a.m. (Chicago time) on the date that is at least four (4) Business Days prior to the requested issuance date (or the requested date of such amendment, renewal or extension of such outstanding Letter of Credit ) of such Letter of Credit. Such Letter of Credit Request shall, unless otherwise agreed by the applicable L/C Issuer, be irrevocable and shall specify the face amount of the requested Letter of Credit, the account party (which shall be an Originator or an Affiliate thereof) and beneficiary for the requested Letter of Credit, the requested expiration date of such Letter of Credit and the requested date of the issuance (or amendment, renewal or extension, as applicable) thereof; provided, that each Letter of Credit issued hereunder shall have a face amount of not less than $5,000,000; provided, further, that no L/C Issuer shall have any obligation to issue a Letter of Credit if any Committed Purchaser is at that time a Defaulting Committed Purchaser, unless such L/C Issuer is satisfied that the actual fronting exposure with respect to the Defaulting Committed Purchaser’s related Purchase Group Share of any L/C Obligations in respect of issued Letters of Credit or any potential fronting exposure arising from the Letter of Credit then proposed to be issued will be entirely covered by Cash-Collateral (or other satisfactory arrangements with respect thereto in the sole discretion of such L/C Issuer shall have been made) provided to such L/C Issuer in accordance with this Agreement. The issuance, amendment, modification, renewal or extension by an L/C Issuer of any Letter of Credit shall be, in addition to the conditions precedent set forth in Article VI, subject to the conditions precedent that Seller (and, to the extent required by the applicable L/C Issuer, MPC LP or the Affiliate thereof which is to be the “Account Party” with respect thereto) shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as the applicable L/C Issuer shall have reasonably requested (collectively, “Letter of Credit Application”) and Seller shall have paid, prior to the issuance, amendment, modification, renewal or extension thereof, to the applicable L/C Issuer, any Fronting Fees and Other L/C Fees due and owing with respect to such Letter of Credit. Each Letter of Credit issued in connection with an L/C Purchase or otherwise shall comply with the provisions of Section 1.5 and the related Letter of Credit Application. Seller shall have the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with Administrative Agent, the applicable Managing Agent and the applicable L/C Issuer upon any amendment, extension or renewal of any Letter of Credit. In no event shall an L/C Issuer be obligated to issue a modification in respect of a Letter of Credit if, on the proposed date of such modification, the applicable L/C Issuer would not be obligated to issue new Letters of Credit under the terms hereof if requested or if the beneficiary does not consent to the proposed terms of the modification.

(c) L/C Purchases. The related Managing Agent for an L/C Issuer shall promptly notify such L/C Issuer and Committed Purchasers in its Purchase Group of the request by Seller for the issuance of a Letter of Credit hereunder, and shall provide the related L/C Issuer with the applicable Letter of Credit Application delivered to Administrative Agent and the applicable Managing Agent by Seller pursuant to clause (b) above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m. (Chicago time) on such day, on the next Business Day.

(d) Participation Commitment. Immediately upon the issuance of each Letter of Credit by an L/C Issuer (or an amendment to a Letter of Credit increasing the Stated Amount thereof), each Committed Purchaser shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer, a participation in such Letter of Credit (as it may be so amended) and each drawing thereunder in an amount equal to such Committed Purchaser’s Pro Rata Share of the Stated Amount of such Letter of Credit and the amount of such drawing, respectively. Such participations in such L/C Purchases by each Committed Purchaser shall constitute an agreement by such Committed Purchaser to make an Incremental Purchase under Section 1.2 in the event that the related Letter of Credit is subsequently drawn upon and Seller otherwise fails to fulfill its Reimbursement Obligations in respect of such draw at such time in accordance herewith. In the event any Letter of Credit expires or is surrendered to the applicable L/C Issuer in accordance with its terms without being drawn (in whole or in part) then, in such event, the foregoing obligation of the Committed Purchasers to make such Incremental Purchase in respect of such Letter of Credit shall expire to the extent of the face amount thereof which has expired or been so surrendered.

(e) Issuance of Letters of Credit. (i) Each Letter of Credit shall, among other things, (A) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein, (B) expire at or prior to the close of business on the earlier of (x) unless a later date is otherwise agreed to in writing by the applicable L/C Issuer and the Administrative Agent, the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Liquidity Termination Date; provided, that in accordance with clause (ii) of this subsection (e), a Letter of Credit may provide for the automatic renewal thereof for additional periods which shall not extend beyond the Liquidity Termination Date; provided, further, that a Letter of Credit may be issued or extended such that it expires after the Liquidity Termination Date so long as upon the issuance or extension thereof, Seller shall have provided cash-collateral or other arrangements in respect of such Letter of Credit, in an amount and otherwise on terms acceptable to the applicable L/C Issuer in its sole discretion, and (C) be in form and substance reasonably acceptable to the applicable L/C Issuer in its sole discretion.

(ii) If Seller so requests in any applicable Letter of Credit Request or Letter of Credit Application, each L/C Issuer may, in its sole discretion, issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer which issued such Letter of Credit to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and Seller not later than a day (the

“Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by an L/C Issuer, Seller shall not be required to make a specific request to the applicable L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Purchasers shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Liquidity Termination Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Purchaser or any Seller Party that one or more of the applicable conditions specified in Section 6.2 is not then satisfied and directing such L/C Issuer not to permit such extension; provided, further, that an Auto-Extension Letter of Credit may be issued or extended such that it expires after the Liquidity Termination Date so long as upon the issuance or extension thereof, Seller shall have provided cash-collateral or other arrangements in respect of such Letter of Credit, in an amount and otherwise on terms acceptable to the applicable L/C Issuer in its sole discretion.

(iii) Each L/C Issuer may, at its election (or as required by the Administrative Agent at the direction of the Required Managing Agents), deliver any notices of termination or other communications to any Letter of Credit beneficiary, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of any Auto-Extension Letter of Credit issued by such L/C Issuer to be a date not later than the Liquidity Termination Date.

(iv) Seller hereby authorizes and directs each L/C Issuer to name MPC LP (or any Affiliate of MPC LP designated by MPC LP pursuant to the Receivables Sale Agreement or the Receivables Transfer Agreement, as applicable, and specified to the applicable L/C Issuer in the Letter of Credit Request) as the “Account Party” of each Letter of Credit.

(f) Letter of Credit Participations; Disbursements, Reimbursement.

(i) In the event of any request for a drawing under a Letter of Credit issued by a L/C Issuer by the beneficiary thereof, the applicable L/C Issuer will promptly notify Administrative Agent, each Managing Agent and Seller of such request. Seller shall reimburse the applicable L/C Issuer, by paying to the Administrative Agent (and the Administrative Agent shall promptly forward such amounts to such L/C Issuer) in an amount equal to the amount paid by such L/C Issuer thereunder in respect of such drawing not later than (a) 2:00 p.m. (Chicago time) on the date on which such drawing is paid by such L/C Issuer (the “Drawing Date”), if Seller shall have received notice of such drawing prior to 11:00 a.m. (Chicago time) on such Drawing Date or (b) 11:00 a.m. (Chicago time) on the Business Day immediately following the Drawing Date (or the date on which Seller shall have received such notice), if Seller shall have received notice of such drawing after 11:00 a.m. (Chicago time) on the Drawing Date (or such other date). In the event Seller fails to reimburse the applicable L/C Issuer for the full amount of any drawing under any Letter of Credit by payment to the Administrative Agent as and when required in accordance with the immediately preceding sentence, then the Administrative Agent shall promptly notify each Managing Agent thereof, and Seller shall be deemed to have requested that an Incremental Purchase be made ratably by the Purchase Groups to be disbursed on the date of delivery of such notice with respect to such Letter of Credit in accordance with Section 1.2. Any notice given by an L/C Issuer pursuant to this Section may be oral if immediately confirmed in writing by the Administrative Agent; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Upon any notice of the failure by Seller to reimburse an L/C Issuer given to the Managing Agents pursuant to clause (i) above, the Conduit Purchasers may, each at its option, and the related Committed Purchasers shall if such Conduit Purchasers decline to, make available to the applicable L/C Issuer an amount in immediately available funds equal to the related Purchase Group Share of the amount of such unreimbursed drawing, whereupon each Committed Purchaser or Conduit Purchaser, as applicable, shall each be deemed to have made an Incremental Purchase in such amount. If any Committed Purchaser so notified fails to (and its related Conduit Purchaser has elected not to) make available to such L/C Issuer the amount of such Committed Purchaser’s Pro Rata Share of such amount by no later than 2:00 p.m. (Chicago time) on the date of delivery of such notice, then interest shall accrue on the amount of such payment owing by such Committed Purchaser, from such date to the date on which such Committed Purchaser makes such payment (x) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following such date and (y) at a rate per annum equal to the Alternate Base Rate on and after the fourth day following such date. Each L/C Issuer will promptly give notice of the occurrence of the Drawing Date affecting it, but failure of an L/C Issuer to give any such notice on a Drawing Date or in sufficient time to enable any related Committed Purchaser to effect such payment on such date shall not relieve any Committed Purchaser from its obligation under this subclause (iii), provided that such Committed Purchaser shall not be obligated to pay interest as provided in the foregoing clauses (x) and (y) until and commencing from the date of receipt of notice from an L/C Issuer, the Administrative Agent or such Committed Purchaser’s related Managing Agent of a drawing. Each Committed Purchaser’s obligation under this Section 1.5 shall continue until the occurrence of each of the following: (A) the related L/C Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder by such L/C Issuer remains outstanding and uncancelled; (C) all Persons (other than Seller) have been fully reimbursed for all payments made under or relating to all of the Letters of Credit issued hereunder; and (D) the Facility Termination Date shall have occurred.

(g) Repayment of Letter of Credit Participation Advances.

(i) Upon (and only upon) receipt by an L/C Issuer for its account of immediately available funds from Seller (A) in reimbursement of any payment made by such L/C Issuer under a Letter of Credit with respect to which any Purchaser has made a payment pursuant to clause (f) of this Section 1.5, or (B) in payment of CP Costs or Yield on the Incremental Purchases made or deemed to have been made in connection with any such draw, the applicable L/C Issuer will pay to the applicable Purchasers, ratably (based on the outstanding drawn amounts funded by each such Purchaser in respect of such Letter of Credit), in the same funds as those received by such L/C Issuer; it being understood that such L/C Issuer shall retain the ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any Purchaser.

(ii) If an L/C Issuer is required at any time to return to Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Seller to such L/C Issuer pursuant to this Agreement or any Letter of Credit issued by it in reimbursement of a payment made under any such Letter of Credit or interest or fee thereon or with respect thereto, each Committed Purchaser shall, on demand of such L/C Issuer, forthwith return to such L/C Issuer the amount of its Pro Rata Share of any amounts so returned by such L/C Issuer plus interest at the Federal Funds Effective Rate.

(h) Documentation. Seller agrees to be bound by the terms of the applicable Letter of Credit Application and by the applicable L/C Issuer’s interpretations of any Letter of Credit it issues and by such L/C Issuer’s written regulations and customary practices relating to Letters of Credit, though the terms of each Letter of Credit Application, each applicable L/C Issuer’s interpretation of its Letters of Credit and each L/C Issuer’s regulations and practices may be different from Seller’s own and from that of another

L/C Issuer. In the event of a conflict or inconsistency between a Letter of Credit Application and this Agreement, this Agreement shall control. It is understood and agreed that, except in the case of gross negligence or willful misconduct by an L/C Issuer, as determined by a final non-applicable judgment of a Court of competent jurisdiction, such L/C Issuer shall not be liable for any error, breach, negligence and/or mistakes, whether of omission or commission, in following Seller’s instructions or those contained in the Letters of Credit issued by it or any modifications, amendments or supplements thereto.

(i) Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, each L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

(j) Nature of Participation and Reimbursement Obligations. Each Committed Purchaser’s obligation in accordance with this Agreement to make participation advances as a result of a drawing under a Letter of Credit issued by the L/C Issuer under this Section 1.5, and the obligations of Seller to reimburse each L/C Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, shall not be subject to any defenses whatsoever (other than the occurrence of the Liquidity Termination Date), and shall be performed strictly in accordance with the terms of this Section 1.5 under all circumstances, including each of the following circumstances:

(1) any set-off, counterclaim, recoupment, defense or other right which such Committed Purchaser may have against an L/C Issuer, any Conduit Purchaser, another Committed Purchaser, any Managing Agent, the Administrative Agent, Seller, Servicer, any Originator, Marathon or any other Person for any reason whatsoever;

(2) the failure of Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of participation advances hereunder;

(3) any lack of validity or enforceability of any Letter of Credit;

(4) any claim of breach of warranty that might be made by Seller, Servicer, any Originator, Marathon, the Administrative Agent, any L/C Issuer, any Managing Agent, any Purchaser or any other Person against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which Seller, Servicer, any Originator, Marathon, the Administrative Agent, any L/C Issuer, any Managing Agent, any Purchaser or any other Person may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any L/C Issuer, any Conduit Purchaser, any Committed Purchaser, any Managing Agent, the Administrative Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Servicer, any Originator, Marathon, Seller or any of their respective Subsidiaries or Affiliates and the beneficiary for which any Letter of Credit was procured);

(5) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if another L/C Issuer, the Administrative Agent, a Managing Agent or a Purchaser has been notified thereof; provided, that the foregoing shall not be construed to excuse any L/C Issuer from liability to Seller to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Seller to the extent permitted by applicable law) suffered by Seller that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; provided, further, that, in the absence of gross negligence or willful misconduct on the part of the applicable L/C Issuer (as finally determined by a court of competent jurisdiction), such L/C Issuer shall be deemed to have exercised care in each such determination;

(6) payment by an L/C Issuer under a Letter of Credit issued by it against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of such L/C Issuer;

(7) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(8) any failure by an L/C Issuer or any of an L/C Issuer’s Affiliates to issue any Letter of Credit in the form requested by Seller;

(9) any Material Adverse Effect with respect to any Seller Party, any Originator, Marathon or any their respective Affiliates;

(10) any breach of this Agreement or any other Transaction Document by any party thereto;

(11) the occurrence and/or continuance of an Amortization Event or a Potential Amortization Event;

(12) the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and

(13) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(k) Fronting Fees; Other L/C Fees. With respect to each Letter of Credit, Seller shall pay to the applicable L/C Issuer all fronting fees or similar fees with respect to such Letter of Credit in the amount and otherwise in accordance with the terms agreed in writing between Seller and such L/C Issuer (the “Fronting Fees”). Seller shall pay all Fronting Fees accrued through and including the last day of each calendar month, as reflected in an invoice delivered to Seller by such L/C Issuer not later than five (5) Business Days prior to the applicable Monthly Settlement Date, in arrears, on the Monthly Settlement Date immediately succeeding the end of such calendar month. Seller shall pay to each L/C Issuer, in addition to all other amounts due hereunder, all customary expenses incurred by each L/C Issuer in connection with each Letter of Credit issued by it or the maintenance thereof and its customary drawing, amendment, renewal, extension, processing, transfer and other applicable customary fees (collectively, “Other L/C Fees”). Seller shall pay all Other L/C Fees on demand or as otherwise agreed between Seller and such L/C Issuer.

(l) Liability for Acts and Omissions. (i) As between Seller, on the one hand, and each L/C Issuer and each other Indemnified Party, on the other, Seller assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, no Indemnified Party shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such L/C Issuer or such other Indemnified Party shall have been notified thereof); provided, that the foregoing shall not be construed to excuse any L/C Issuer from liability to Seller to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Seller to the extent permitted by applicable law) suffered by Seller that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; provided, further, that, in the absence of gross negligence or willful misconduct on the part of the applicable L/C Issuer (as finally determined by a court of competent jurisdiction), such L/C Issuer shall be deemed to have exercised care in each such determination; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Indemnified Party, and none of the above shall affect or impair, or prevent the vesting of, any of any L/C Issuer’s or any other Indemnified Party’s rights or powers hereunder. In no event shall any of such L/C Issuer or other Indemnified Party be liable to Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(ii) Without limiting the generality of the foregoing, each L/C Issuer (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by an L/C Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; and (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located.

(iii) In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by an L/C Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put such L/C Issuer under any resulting liability to any Seller Party, any Originator, any Purchaser, any Managing Agent, the Administrative Agent or any other Person.

(m) Termination of Letters of Credit. An L/C Issuer shall only terminate a given Letter of Credit (in whole or in part) upon receipt of appropriate documentation from the beneficiary thereof or, upon the expiration thereof in accordance with its terms and, promptly thereafter, the Administrative Agent shall return to Seller any Cash-Collateral or other collateral provided in respect of such Letter of Credit in excess of the Required Cash-Collateral Amount for such Letter of Credit.

(n) Defaulting Committed Purchasers. Notwithstanding any provision of this Agreement to the contrary, if at any time a Committed Purchaser shall become a Defaulting Committed Purchaser, and until such time as the Administrative Agent, the Managing Agents and the L/C Issuers shall have determined that such Defaulting Committed Purchaser has adequately remedied all matters that caused such Committed Purchaser to be a Defaulting Committed Purchaser:

(i) so long as no Amortization Event shall then exist, all or any part of such Defaulting Committed Purchaser’s Pro Rata Share of the L/C Undrawn Amount shall be reallocated (effective as of the date such Committed Purchaser becomes a Defaulting Committed Purchaser) among the other Committed Purchasers in accordance with their respective Pro Rata Shares (for the purposes of such reallocation, such Defaulting Committed Purchaser’s Commitment shall be disregarded in determining the other Committed Purchasers’ respective Pro Rata Shares), but only to the extent that (x) the sum of the Aggregate Capital of all non-Defaulting Committed Purchasers plus the L/C Undrawn Amount shall not exceed the Purchase Limit and (y) the sum of each non-Defaulting Committed Purchaser’s Pro Rata Share of the L/C Undrawn Amount plus such non-Defaulting Committed Purchaser’s Capital shall not exceed such non-Defaulting Committed Purchaser’s Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, Seller shall, within three (3) Business Days following Seller’s receipt of written notice from the Administrative Agent, Cash-Collateralize the portion of such Defaulting Committed Purchaser’s Pro Rata Share of the L/C Undrawn Amount which has not been reallocated to the other Committed Purchasers under clause (i) above;

(iii) if Seller Cash-Collateralizes any portion of such Defaulting Committed Purchaser’s Pro Rata Share of the Letters of Credit pursuant to clause (ii) above, Seller shall not be required to pay the Undrawn L/C Fee to such Defaulting Committed Purchaser pursuant to this Agreement or the Fee Letter with respect to such Defaulting Committed Purchaser’s participation in the L/C Undrawn Amount during the period from the date of Seller’s deposit of such Cash-Collateral with the Administrative Agent and ending upon the return of such Cash-Collateral to Seller; and

(iv) any payment of principal, interest, fees or other amounts received by the Administrative Agent or the applicable Managing Agent from Seller or Servicer for the account of such Defaulting Committed Purchaser, shall be applied at such time or times as may be determined by the Administrative Agent and such Managing Agent as follows: first, to the payment on a pro rata basis of any amounts owing by that Defaulting Committed Purchaser to the L/C Issuers hereunder; second, if so determined by the Administrative Agent and such Managing Agent or requested by any L/C Issuer, to Cash-Collateralize the obligations of such Defaulting Committed Purchaser in respect of any Letter of Credit (and, if Seller has provided Cash-Collateral in respect of such Defaulting Committed Purchaser pursuant to clause (ii) above, the amount, if any, of such Cash-Collateral which, after giving effect to amounts retained pursuant to this clause second, is not necessary in order for the Cash-Collateral in respect of such Defaulting Committed Purchaser to equal such Defaulting Committed Purchaser’s Pro

Rata Share of the L/C Issuer Undrawn Amount shall be returned to Seller); and third, to such Defaulting Committed Purchaser or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Committed Purchaser that are applied (or held) to pay amounts owed by a Defaulting Committed Purchaser or to Cash-Collateralize Letters of Credit pursuant to this Section 1.5(n) shall be deemed paid to and redirected by that Defaulting Committed Purchaser, and each Purchaser irrevocably consents hereto. The rights and remedies against, and with respect to, a Defaulting Committed Purchaser under this Section 1.5(n) are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, any Purchaser, any L/C Issuer, any Managing Agent or Seller or any other Person may at any time have against, or with respect to, such Defaulting Committed Purchaser.

In the event that the Administrative Agent, each L/C Issuer and each Managing Agent shall have determined that such Defaulting Committed Purchaser has adequately remedied all matters that caused such Committed Purchaser to be a Defaulting Committed Purchaser, then the Pro Rata Share of the L/C Undrawn Amount of the other Committed Purchasers shall be readjusted to reflect the inclusion of the Commitment of such Committed Purchaser, and on such date such Committed Purchaser shall purchase at par such of the Capital of the other Committed Purchasers as the Administrative Agent shall determine may be necessary in order for such Committed Purchaser to hold Capital in accordance with its Pro Rata Share.

(o) L/C Collateral Account. (i) The Administrative Agent shall maintain a segregated cash collateral account (such account the “L/C Collateral Account”) at the Administrative Agent into which Cash-Collateral shall be deposited as and when required under the terms of this Agreement. Such deposits shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of Seller (or, with respect to Cash-Collateral deposited in respect of a Defaulting Committed Purchaser, such Defaulting Committed Purchaser) under this Agreement and the other Transaction Documents. The Administrative Agent (for the benefit of the L/C Issuers and the Purchasers) shall have exclusive dominion and control, including the exclusive right of withdrawal, over the L/C Collateral Account. Other than any interest earned on the investment of such deposits (in the event any such investment is made pursuant to the following sentence), funds on deposit in the L/C Collateral Account shall not bear interest. The Administrative Agent shall not be required to invest any funds on deposit in the L/C Collateral Account; provided that if the Administrative Agent elects to invest any such funds, the Administrative Agent shall invest such funds in one or more types of Eligible Investments, and such investments shall be at Seller’s risk and expense. Interest or profits, if any, on such investments shall accumulate in the L/C Collateral Account.

(ii) Amounts on deposit in the L/C Collateral Account shall be applied by the Administrative Agent to reimburse the applicable L/C Issuer for Reimbursement Obligations for which it has not been reimbursed or, if the Amortization Date has occurred, shall be applied to satisfy other Aggregate Unpaids. If on any Settlement Date, the balance in the L/C Collateral Account in respect of any Letter of Credit exceeds the Required Cash-Collateral Amount for such Letter of Credit as of such Settlement Date, then, unless an Amortization Event or Potential Amortization Event shall exist and be continuing, the Administrative Agent shall release the excess Cash-Collateral to Seller.

(iii) Upon the declaration or automatic occurrence of the Amortization Date or, upon the request of the Required Managing Agents, after the occurrence of an Amortization Event, Seller shall Cash-Collateralize all outstanding Letters of Credit.

ARTICLE II

PAYMENTS AND COLLECTIONS

Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay when due to the Administrative Agent or the related Managing Agent, as applicable, for the account of the relevant Purchasers and L/C Issuers, the Administrative Agent, Funding Sources or Indemnified Parties on a full recourse basis, as applicable, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Committed Purchasers), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller on the Settlement Date following deemed receipt by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all unreimbursed Reimbursement Obligations, (viii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (ix) all Broken Funding Costs and (x) all Default Fees (collectively, the “Obligations”). Upon the occurrence and during the continuation of an Amortization Event, the Default Fee shall accrue and be payable on each Settlement Date, or, if earlier, on demand by the Administrative Agent. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Deemed Collections, Seller shall immediately remit such Collections or Deemed Collections to Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers and the Administrative Agent.

Section 2.2 Collections Prior to Amortization.

(a) Prior to the Amortization Date, any Collections and/or Deemed Collections received by Servicer shall be set aside and held in trust by Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections and/or Deemed Collections are received by Servicer prior to the Amortization Date, (i) Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections allocable to each Terminating Purchase Group (which amount shall be payable on the next Settlement Date to reduce the Capital then held by the Terminating Purchasers in such Terminating Purchase Group) and (ii) Seller hereby requests and the Purchasers (other than the Terminating Purchasers) (except to the extent contemplated in any Reduction Notice) hereby agree to make, simultaneously with such receipt, but subject to the conditions precedent set forth herein, including the conditions set forth in Section 6.2, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection received by Servicer (other than the Termination Percentage of any Collections allocable to each Terminating Purchase Group and Collections set aside to reduce the Aggregate Capital outstanding in accordance with Section 1.3), such that after giving effect to such Reinvestment, the Aggregate Capital immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt (net of any reduction contemplated in a Reduction Notice).

(b) On each Settlement Date prior to the occurrence of the Amortization Date, Servicer shall remit to each Managing Agent’s account its Purchase Group Share (or Termination Percentage) of the amounts set aside during the preceding Accrual Period that have not been subject to a Reinvestment or used for an Aggregate Reduction pursuant to Section 1.3 and apply such amounts (if not previously paid in accordance with Section 2.1) to reduce unpaid CP Costs, Yield and other Obligations, if any, that are then due and owing to the members of such Group (or Terminating Purchase Group). If such Capital, CP Costs, Yield and other Obligations shall be reduced to zero, (i) each Managing Agent’s Purchase Group

Share of any additional Collections received by Servicer, if applicable, shall be remitted to such Managing Agent’s account no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from Servicer to Seller on such Settlement Date. Each Terminating Purchase Group shall be allocated a ratable portion of Collections from the Scheduled Liquidity Termination Date of such Terminating Purchase Group until the Capital of all Purchasers in such Terminating Purchase Group shall be paid in full. This ratable portion shall be calculated on the Scheduled Liquidity Termination Date of each Terminating Purchase Group as a percentage equal to (i) Capital of all Purchasers in such Terminating Purchase Group outstanding on its Scheduled Liquidity Termination Date, divided by (ii) the Aggregate Capital outstanding on such Scheduled Liquidity Termination Date (the “Termination Percentage”). Each Terminating Purchase Group’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Purchaser’s Capital thereafter shall be reduced ratably with all Purchasers in accordance with Section 2.3.

Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, Servicer shall set aside and hold in trust, for the Purchasers and L/C Issuers, all Collections and/or Deemed Collections received on such day and an additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Administrative Agent (i) remit to the Administrative Agent’s or each Managing Agent’s account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to (A) reduce the Aggregate Capital, (B) reduce any outstanding Reimbursement Obligations, (C) Cash-Collateralize all outstanding Letters of Credit and (D) reduce any other Aggregate Unpaids.

Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), Servicer shall distribute funds:

first, if MPC LP or one of its Affiliates is not then acting as Servicer, to the payment of Servicer’s reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee;

second, to the reimbursement of the Administrative Agent’s and the Managing Agents’ costs of collection and enforcement of this Agreement;

third, to the Administrative Agent, to be distributed to each Managing Agent for the benefit of the L/C Issuer in its Purchase Group, if any, in payment of all amounts due and owing to such L/C Issuer from a Defaulting Committed Purchaser as required under Section 1.5(n);

fourth, to the Administrative Agent, to be distributed to each Managing Agent, for the benefit of the Purchasers in its Purchase Group, in payment of all accrued and unpaid fees under the Fee Letter (including, the Commitment Fees and Undrawn L/C Fees), CP Costs, Fronting Fees, Other L/C Fees, Broken Funding Costs and Yield then due and payable, ratably in accordance with such amounts owed to such parties;

fifth, to the Administrative Agent, to be distributed to each Managing Agent, for the benefit of the Purchasers and L/C Issuer in its Purchase Group, in reduction of the Aggregate Capital and Reimbursement Obligations then due and payable, ratably in accordance with each Purchase Group Share;

sixth, ratably, (a) at any time there is a Defaulting Committed Purchaser, to the Administrative Agent, to be held in the L/C Collateral Account for the benefit of the applicable L/C Issuers and the Purchasers, in an amount sufficient to Cash-Collateralize such Defaulting Committed Purchaser’s Pro Rata Share of the L/C Undrawn Amount and (b) to the extent required pursuant to Section 1.5(o)(iii), to the Administrative Agent, to be held in the L/C Collateral Account for the benefit of the applicable L/C Issuers and the Purchasers, in an amount sufficient to Cash-Collateralize all outstanding Letters of Credit;

seventh, for the ratable payment of all other unpaid Obligations; provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when MPC LP or one of its Affiliates is acting as Servicer, such costs and expenses shall not be paid until after the payment in full of all other Obligations; and

eighth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth above in this Section 2.4, shall be shared ratably (within each priority) among the Administrative Agent, the L/C Issuers and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority. Each Managing Agent shall distribute the amounts received pursuant to clauses fourth and fifth above to the Purchasers, L/C Issuer, if any, and Terminating Purchasers, if any, in its Purchase Group ratably according to the applicable amounts owed to such Purchasers and L/C Issuer. On and after the Amortization Date, in the event that applications of Collections are made on a date other than a Settlement Date, if any Managing Agent so directs the Administrative Agent, the Administrative Agent shall set aside from Collections for distribution to such Managing Agent on the next Settlement Date, the accrued and unpaid fees under the Fee Letter and accrued and unpaid Yield which are (or will be) due and payable to the Managing Agents, the L/C Issuer and the Purchasers in the related Purchase Group on the next Settlement Date.

Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Administrative Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interest of the Purchasers and L/C Issuers shall at no time exceed in the aggregate 100%. If the aggregate of the Purchaser Interest of the Purchasers and L/C Issuers exceeds 100%, Seller shall pay within one (1) Business Day an amount to the Administrative Agent (and the Administrative Agent shall promptly forward the same to each Managing Agent, ratably based upon each such Purchase Group’s Capital which amounts shall be applied by each Managing Agent to the Capital of the Purchasers in such Managing Agent’s Purchase Group as directed by Seller (x) to the Capital of the Committed Purchasers in such Purchase Group ratably in accordance with the amount of Capital of such Committed Purchasers and/or (y) to the Capital of the Conduit Purchasers in such Purchase Group ratably in accordance with the Capital of such Conduit Purchasers) to be applied to reduce the Aggregate Capital such that after giving effect to such payment (and the application thereof to reduce the Aggregate Capital) the aggregate of the Purchaser Interest equals or is less than 100%.

Section 2.7 Clean Up Call. In addition to Seller’s rights pursuant to Section 1.3, Seller shall have the right (after providing written notice to the Managing Agents in accordance with the Required Notice Period), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to repurchase from the Administrative Agent all, but not less than all, of the Aggregate Capital. The price to be paid in respect of such repurchase shall be an amount equal to (i) the Aggregate Unpaids minus (ii) the L/C Obligations, in each case, through the date of such repurchase, payable in immediately available funds. Upon the exercise of such repurchase, Seller shall Cash-Collateralize all of the outstanding L/C Obligations. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser, any L/C Issuer or the Administrative Agent.

ARTICLE III

CONDUIT PURCHASER FUNDING

Section 3.1 CP Costs and Yield. (a) Seller shall pay CP Costs with respect to the Capital of a Conduit Purchaser funded with Commercial Paper for each day that any such Capital is outstanding. The Capital of a Conduit Purchaser funded substantially with Pooled Commercial Paper shall accrue CP Costs each day on a pro rata basis, based upon the percentage share such Capital represents in relation to all assets held by the applicable Conduit Purchaser and funded substantially with Pooled Commercial Paper.

(b) The portion of the Capital of a Conduit Purchaser funded by a source other than Pooled Commercial Paper or Tranche Funded Commercial Paper (including, without limitation, each Tranche funded or maintained by a Conduit Purchaser under a Funding Agreement) shall accrue Yield as described in Article IV hereof.

Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to each Managing Agent (for the benefit of each Conduit Purchaser in its Purchase Group) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital of each such Conduit Purchaser funded with Pooled Commercial Paper or Tranche Funded Commercial Paper for the immediately preceding Accrual Period in accordance with Article II.

Section 3.3 Calculation of CP Costs. On or before the fifth (5th) Business Day immediately preceding each Settlement Date, each Managing Agent shall calculate the aggregate amount of CP Costs and Yield, if any, due and payable to each Conduit Purchaser in its Purchase Group for the immediately preceding Accrual Period and shall notify Seller of such aggregate amount. Such aggregate amount shall be calculated in respect of each Conduit Purchaser using an estimate of the CP Costs, if necessary, for the remaining days in such Accrual Period, provided, that such aggregate amount shall be adjusted as follows: if the Managing Agent of such Conduit Purchaser shall have used an estimate of CP Costs with respect to the preceding Accrual Period, such Managing Agent shall compute the actual aggregate CP Costs of such Conduit Purchaser for such preceding Accrual Period and (i) if the actual aggregate CP Costs of such Conduit Purchaser so computed are greater than the estimated aggregate CP Costs calculated for such preceding Accrual Period, the aggregate CP Costs for such Conduit Purchaser calculated pursuant to the preceding sentence for the current Accrual Period shall be increased by the amount of such difference, and (ii) if the actual aggregate CP Costs of such Conduit Purchaser so computed are less than the estimated aggregate CP Costs for such preceding Accrual Period, the aggregate CP Costs for such Conduit Purchaser calculated pursuant to the preceding sentence for the current Accrual Period shall be decreased by the amount of such difference.

Section 3.4 Selection and Continuation of Tranche Periods.

(a) With consultation from (and approval by) the related Managing Agent with respect to a Purchase Group having one or more Tranche Funding Conduit Purchasers, Seller may from time to time request Tranche Periods and allocate Tranches to each selected Tranche Period; provided, that (i) no more than five (5) Tranche Periods for such Purchase Group shall be outstanding at any time and (ii) such Managing Agent shall have the ultimate authority to make all selections of Tranche Periods and the allocation of Tranches to its related Conduit Purchaser’s Tranche Funded Commercial Paper in its sole and absolute discretion.

(b) At least two (2) Business Days prior to the end of a Tranche Period applicable to any Tranche funded with Tranche Funded Commercial Paper (a “Terminating CP Tranche”), the related Managing Agent or, upon notice to and consent by such Managing Agent received at least three (3) Business Days prior to the last day of such Terminating CP Tranche, Seller, may, effective on the last day of such Terminating CP Tranche: (i) divide such Terminating CP Tranche into multiple Tranches, (ii) combine any such Tranche with one or more other Tranches funded by such Tranche Funding Conduit Purchasers that have a Terminating CP Tranche ending on the same day as such Terminating CP Tranche or (iii) combine any such Tranche with a new Tranche to be purchased by such Tranche Funding Conduit Purchasers on the day such Terminating CP Tranche ends; provided, that in no event may a Tranche of any Tranche Funded Conduit Purchaser be combined with a Tranche of a Committed Purchaser or with a Tranche funded with Pooled Commercial Paper. If none of the above actions is taken with respect to such Terminating CP Tranche, such Tranche shall, as of the end of the applicable Tranche Period, be funded by Pooled Commercial Paper.

ARTICLE IV

COMMITTED PURCHASER FUNDING; CONDUIT PURCHASER FUNDING THROUGH SOURCE

OTHER THAN COMMERCIAL PAPER

Section 4.1 Committed Purchaser Funding; Conduit Purchaser Funding Through Source Other Than Commercial Paper. (x) Each Tranche of a Committed Purchaser in a Commercial Paper Purchase Group, and each Tranche of a Conduit Purchaser funded through a source other than Commercial Paper, shall accrue Yield at either the Adjusted LIBO Rate or the Alternate Base Rate and (y) each Tranche of a Committed Purchaser in a Balance Sheet Purchase Group shall accrue Yield at the Adjusted LIBO Rate, for each day during each Accrual Period in accordance with the terms and conditions hereof. Until Seller gives timely notice to the Administrative Agent of another Interest Rate in accordance with Section 4.4, the initial Interest Rate for any Tranche transferred to a Committed Purchaser in a Commercial Paper Purchase Group pursuant to the terms and conditions hereof, or funded by a Funding Source pursuant to the terms and conditions of any Funding Agreement, shall be the Alternate Base Rate. The initial Interest Rate for any Tranche funded by the Committed Purchasers and/or Conduit Purchasers to refinance any outstanding Obligations upon same-day notice shall be the Prime Rate for the date of such funding and thereafter, Yield and/or CP Costs, as applicable, shall accrue in respect thereof in accordance with the terms of Article III and this Article IV.

Section 4.2 Yield Payments. On each Settlement Date, Seller shall pay to each Managing Agent (for the benefit of the Committed Purchasers, Conduit Purchasers and Terminating Purchasers, if any, in its Purchase Group, as applicable) an aggregate amount equal to the accrued and unpaid Yield for each Tranche Period in accordance with Article II.

Section 4.3 Selection and Continuation of Tranche Periods.

(a) At any time that a Tranche which accrues Yield at the Adjusted LIBO Rate is funded or maintained by a Committed Purchaser in a Commercial Paper Purchase Group or by a Conduit Purchaser through a source other than Commercial Paper, Seller shall from time to time request, in consultation with (and approval by) the related Managing Agent, Tranche Periods for such Tranches, provided, that each Tranche Period shall end on a Settlement Date.

(b) Seller, upon notice to and consent by the applicable Managing Agent received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Tranche may, effective on the last day of the Terminating Tranche: (i) divide any such Tranche funded by the Committed Purchasers and Terminating Committed Purchasers in the same Purchase Group into multiple Tranches, (ii) combine any such Tranche with one or more other Tranches of a Committed Purchaser or Terminating Committed Purchaser in the same Purchase Group that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Tranche with one or more other Tranches which either end on such day or are newly created on such day; provided, that in no event may a Tranche of any Conduit Purchaser be combined with a Tranche of a Committed Purchaser.

Section 4.4 Committed Purchaser Interest Rates. Seller may select the Adjusted LIBO Rate or the Alternate Base Rate for each Tranche of the Committed Purchasers in a Commercial Paper Purchase Group and each Tranche of Conduit Purchaser funded through a source other than Commercial Paper. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the Adjusted LIBO Rate is being requested as a new Interest Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Interest Rate, give each Managing Agent irrevocable notice of the new Interest Rate for such Terminating Tranche. Until Seller gives timely notice to the Administrative Agent of another Interest Rate, the initial Interest Rate for any Tranche transferred to the Committed Purchasers or funded by Conduit Purchaser through a source other than Commercial Paper shall be the Alternate Base Rate.

Section 4.5 Suspension of the Adjusted LIBO Rate. If any Committed Purchaser or Funding Source notifies the Administrative Agent that it has determined that funding its interest in the Aggregate Capital at the Adjusted LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund such interest at such Adjusted LIBO Rate are not available or (ii) such Adjusted LIBO Rate does not accurately reflect the cost of acquiring, funding or maintaining such interest in the Aggregate Capital at such Adjusted LIBO Rate, then the Administrative Agent shall suspend the availability of such Adjusted LIBO Rate and require Seller to select the Alternate Base Rate for any such interest accruing Yield at such Adjusted LIBO Rate.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Administrative Agent, each Managing Agent and each Purchaser, as to itself, as of the date hereof and as of the date of each Credit Event that:

(a) Corporate Existence and Power. Such Seller Party is a limited liability company, in the case of Seller, or limited partnership, in the case of MPC LP, duly organized, validly existing, organized solely and in good standing under the laws of its state of organization. Such Seller Party is duly qualified to do business and is in good standing as a foreign limited liability company or limited partnership, as applicable, and has and holds all limited liability company or limited partnership power, as applicable, and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except in the case of Servicer only, where the failure to so qualify or be in good standing or the failure to so have or hold would not reasonably be expected to have a Material Adverse Effect. Such Seller Party constitutes a “registered organization” (within the meaning of Section 9-102(a) of the UCC) of its state of organization.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its limited liability company or limited partnership powers and authority, as applicable, and have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder (i) do not contravene or violate (A) its certificate of formation or certificate of limited partnership, as applicable, or its partnership or operating agreement, as applicable, or other organizational documents, (B) any law, rule or regulation applicable to it, (C) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in the case of clauses (B), (C) and (D) with respect to Servicer, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder, under the Receivables Sale Agreement or the Receivables Transfer Agreement); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than (i) the filing of the financing statements required hereunder, under the Receivables Sale Agreement or under the Receivables Transfer Agreement, and (ii) such authorizations, approvals, notices, filings or other actions as have been obtained, made or taken prior to the date hereof, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. (i) There are no actions, suits or proceedings pending, or to the knowledge of any officer of Seller, threatened, against or affecting Seller, or any of its properties, in or before any court, arbitrator or other body; and (ii) there are no actions, suits or proceedings pending, or to the knowledge of any officer of Servicer, threatened, against or affecting Servicer, or any of its properties, in or before any court, arbitrator or other body, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any Governmental Authority.

(f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. No written reports, financial statements, certificates or other written information, including, without limitation, any Monthly Report, Weekly Report or Daily Report (collectively, the “Information”) furnished by or on behalf of any Seller Party to the Administrative Agent, any Managing Agent or any Purchaser in connection with the negotiation of this Agreement, any other Transaction Document, any transaction contemplated hereby or thereby or otherwise delivered hereunder or thereunder (as modified or supplemented by other Information so furnished) contained, as of the date such Information was furnished (or, if such Information expressly related to a specific date, as of such specific date) any material misstatement of fact or omitted to state, as of the date such Information was furnished (or, if such Information expressly related to a specific date, as of such specific date), any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that with respect to projected financial information, each Seller Party represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.

(h) Use of Proceeds. No proceeds of any Credit Event hereunder will be used (i) to purchase or carry “margin stock” as defined in Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or in a manner that violates any such regulation or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Exchange Act.

(i) Good Title. Immediately prior to each Credit Event hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except for (a) any Adverse Claim created under this Agreement, under the Receivables Sale Agreement or under the Receivables Transfer Agreement and (b) Permitted Liens. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable and, to the extent that a security interest therein may be perfected by the filing of such financing statements, in its Collections and the Related Security.

(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers (and the Administrative Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and, to the extent that a security interest therein may be perfected by the filing of such financing statements, in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except for (a) any Adverse Claim created under this Agreement, under the Receivables Sale Agreement or under the Receivables Transfer Agreement and (b) Permitted Liens. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections. Seller has not, within a period of one year prior to the date hereof, (i) changed the location of its principal place of business or chief executive office or its organizational structure, (ii) changed its legal name, (iii) changed its “location” (within the meaning of Section 9-307 of the UCC as in effect in all applicable jurisdictions), or (iv) become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC as in effect in all applicable jurisdictions) with respect to a currently effective security agreement previously entered into by any other Person.

(k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a). Seller’s Federal Employer Identification Number is correctly set forth on Exhibit III.

(l) Collections. Each Seller Party has at all times satisfied and duly performed the terms of Section 7.1(j) and Section 8.2. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV (as such Exhibit IV may be amended or supplemented from time to time by Seller by delivery of a new Exhibit IV to the Administrative Agent). Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of, or the right to give instructions with respect to the disposition of funds, without the consent of any other Person, with respect to any Lock-Box or Collection Account, or the right to take dominion or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. The Administrative Agent has a valid and perfected first priority security interest in each Lock-Box and Collection Account.

(m) Material Adverse Effect. (i) Such Seller Party has heretofore furnished to the Administrative Agent and the Managing Agents Marathon’s consolidated or combined balance sheet and consolidated or combined statements of income, stockholders equity and cash flows (A) as of and for the fiscal year ended December 31, 2010, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year most recently ended prior to the date hereof for which quarterly financial statements of Marathon are available, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Marathon and its consolidated Subsidiaries as of such dates and for such periods on a consolidated basis in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) above.

(ii) Since December 31, 2010, in the case of the initial Servicer, and since the date of its formation, in the case of Seller, no event, condition or other circumstance in respect of such Seller Party has occurred or exists that would have a Material Adverse Effect.

(n) Names. In the past five (5) years, (i) Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and (ii) Seller has not been organized in any jurisdiction other than the jurisdiction in which it is currently organized.

(o) Ownership of Seller. MPC LP directly owns 100% of the issued and outstanding equity interests of Seller, free and clear of any Adverse Claim, other than Permitted Liens. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire equity interests of Seller.

(p) Not an Investment Company. Such Seller Party is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or any successor statute.

(q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation would not reasonably be expected to have a Material Adverse Effect.

(r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change in or material amendment to such Credit and Collection Policy, except such change or amendment as to which the Administrative Agent has been notified and any necessary consents have been obtained in accordance with Section 7.1(a)(vii).

(s) Payments to Originators. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement or to MPC LP under the Receivables Transfer Agreement, the applicable Originator has received reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under the Receivables Sale Agreement or the Receivables Transfer Agreement, as applicable, is or may be voidable as a fraudulent transfer under Section 547 of the Federal Bankruptcy Code or a voidable preference under Section 548 of the Federal Bankruptcy Code.

(t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement and, if applicable, under the Receivables Transfer Agreement was an Eligible Receivable on such purchase date.

(v) Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the L/C Undrawn Amount, plus (iii) the Aggregate Reserves.

(w) Accounting. Such Seller Party treats the transactions contemplated by the Receivables Sale Agreement as sales and/or capital contributions and the transactions contemplated by the Receivables Transfer Agreement as sales, for all purposes, including, without limitation, accounting purposes; provided, however, that the consolidated financial statements of Marathon and Seller are prepared in accordance with GAAP and, as a result of the consolidation required by GAAP, the transfers shall be reflected as a financing by Marathon in its consolidated financial statements, and such Seller Party, in respect of financial statements that are prepared on or after the date of this Agreement, (i) has made appropriate notations in any such consolidated financial statements (or in the accompanying notes) to indicate that Seller is a separate legal entity from Marathon and to indicate that the assets and credit of Seller are not available to satisfy the debts and obligations of Marathon and (ii) has listed the assets of Seller separately on any balance sheet of such Seller Party prepared on a standalone basis.

(x) No Amortization Event. No event has occurred and is continuing that constitutes an Amortization Event or a Potential Amortization Event.

(y) Solvency. After giving effect to the sale or contribution of Receivables and any Incremental Purchases and Reinvestments, as applicable, to be made on such date and to the application of the proceeds therefrom, Seller (i) is not “insolvent” (as such term is defined in the Federal Bankruptcy Code), (ii) is able to pay its debts as they become due and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it reasonably expects to engage.

(z) Taxes. Each of such Seller Party and, in the case of Servicer, its Subsidiaries has filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except, in the case of Servicer only, (a) Taxes or the filing of Tax returns or reports that are being contested in good faith by appropriate proceedings and for which Servicer or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Seller has paid when due any taxes payable by Seller in connection with the Receivables.

(aa) ERISA. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect.

(bb) Subsidiaries; Business. In the case of Seller, (i) it has no Subsidiaries, (ii) since its formation, it has conducted no business other than entering into and performing its obligations under the Transaction Documents to which it is a party and such other activities incidental to the foregoing and (iii) the Transaction Documents to which it is a party are the only agreements to which it is a party.

(cc) Retained Interest. (i) MPC LP owns a net economic interest in the Receivables in an amount at least equal to 5.0% of the Net Receivables Balance as required under Article 122a of the CRD, (ii) MPC LP has not changed the manner (as contemplated under Article 122a of the CRD) in which it retains such net economic interest since the date of this Agreement, and (iii) MPC LP has not entered into any short position or hedge with respect to such net economic interest. Notwithstanding any provision in this Agreement or any other Transaction Document to the contrary, a breach of the representation and warranty under this clause (cc) of this Section 5.1 shall not constitute an Amortization Event.

ARTICLE VI

CONDITIONS OF CREDIT EVENTS

Section 6.1 Conditions Precedent to Effectiveness of the Original RPA. The parties hereto acknowledge and agree that the Original RPA became effective upon satisfaction of each of the following conditions precedent: (a) the Administrative Agent and the Managing Agents shall have received those documents listed on Schedule B-I, (b) the Spinoff Transaction (as defined in the Original RPA) shall have been completed, (c) the Revolving Credit Agreement shall have become effective in accordance with the terms thereof, (d) MPC LP and Seller shall have marked their respective records evidencing the Receivables to reflect the sales thereof contemplated by the Receivables Sale Agreement and by this Agreement in a manner reasonably satisfactory to the Administrative Agent, (e) the L/C Collateral Account shall have been established and (f) the Administrative Agent and the Purchasers shall have received all fees and, to the extent invoiced at least two (2) Business Days prior to the date of the Original RPA, expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

Section 6.2 Conditions Precedent to All Credit Events. Each Credit Event shall be subject to the further conditions precedent that (a) Servicer shall have delivered to the Administrative Agent on or prior to the date of such Credit Event, in form and substance satisfactory to the Administrative Agent, all Daily Reports, Weekly Reports and Monthly Reports as and when due under

Section 8.5; (b) the Facility Termination Date shall not have occurred; and (c) on the date of each such Credit Event, both before and immediately after giving effect to such Credit Event, the following statements shall be true (and acceptance of the proceeds of such Credit Event shall be deemed a representation and warranty by Seller that such statements are then true; provided, that if an Amortization Event or Potential Amortization Event shall exist as of the date of any Reinvestment and such Reinvestment automatically occurs in accordance with the terms of this Section 6.2, no Seller Party shall be deemed to have made a representation or warranty as to the absence of such Amortization Event or Potential Amortization Event):

(i) the representations and warranties set forth in Section 5.1 are true and correct in all material respects on and as of the date of such Credit Event as though made on and as of such date (unless such representation or warranty refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date), except that the materiality standard in this clause (i) shall not apply to any such representation or warranty that is expressly qualified by a materiality standard or contains any carve-out or exception based on the absence of a Material Adverse Effect by its express terms;

(ii) no event has occurred and is continuing, or would result from such Credit Event, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Credit Event, that would constitute a Potential Amortization Event; and

(iii) (x) the Aggregate Capital plus the L/C Undrawn Amount does not exceed the Purchase Limit, (y) the L/C Obligations do not exceed the L/C Sublimit and (z) the Purchaser Interest does not exceed 100%.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Administrative Agent, occur automatically on each day that Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Administrative Agent, which right may be exercised at any time on demand of the Administrative Agent, to rescind the related purchase and direct Seller to pay to the Administrative Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

Section 6.3 Conditions Precedent to Amendment and Restatement of Original RPA and Initial Credit Event. The effectiveness of the amendment and restatement of the Original RPA as set forth in this Agreement and the initial Credit Event hereunder are subject to the conditions precedent that: (a) the Administrative Agent and the Managing Agents shall have received those documents listed on Schedule B-II and (b) Marathon Canada shall have marked its books and records in accordance with Section 4.1(e) of the Transfer Agreement.

ARTICLE VII

COVENANTS

Section 7.1 Affirmative Covenants of the Seller Parties. Until the Final Payout Date, each Seller Party hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Such Seller Party will maintain, for itself and, in the case of Servicer, each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent (and the Administrative Agent shall promptly forward the same to each Managing Agent):

(i) Annual Reporting. (A) Within ninety (90) days after the end of each fiscal year of Marathon, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Marathon and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (provided, that the requirements of this Section 7.1(a)(i)(A) with respect to the delivery of financial statements shall be deemed satisfied by publicly filing Marathon’s Form 10-K for such Fiscal Year with the SEC, and such financial statements shall be deemed to have been delivered to each Managing Agent and the Administrative Agent under this Section 7.1(a)(i)(A) on the date such Form 10-K has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto) and (B) within ninety (90) days after the end of each fiscal year of Seller, unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Seller for such fiscal year certified in a manner acceptable to the Administrative Agent by an Authorized Officer of Seller.

(ii) Quarterly Reporting. (A) Within forty-five (45) days after the end of the first three (3) quarterly periods of each fiscal year of Marathon, its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its financial officers as presenting fairly, in all material respects, the financial condition and results of operations of Marathon and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (provided, that the requirements of this Section 7.1(a)(ii)(A) with respect to the delivery of financial statements shall be deemed satisfied by publicly filing Marathon’s Form 10-Q for such fiscal quarter with the SEC, and such financial statements shall be deemed to have been delivered to each Managing Agent the Administrative Agent under this Section 7.1(a)(ii)(A) on the date such Form 10-Q has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto) and (B) forty-five (45) days after the end of the first three (3) quarterly periods of each fiscal year of Seller, unaudited balance sheets of Seller as at the end of each such period and statements of income and retained earnings and a statement of cash flows for Seller for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer of Seller.

(iii) Compliance Certificate. Together with the delivery of the financial statements required under Sections 7.1(a)(i) and (ii), a compliance certificate in substantially the form of Exhibit V signed by such Seller Party’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) Shareholders Statements and Reports and SEC Filings. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Marathon with the SEC, or distributed by Marathon to its shareholders generally, as the case may be (provided, that that the requirements of this clause (iv) shall be deemed satisfied by publicly filing such documents with the SEC, and such documents shall be deemed to have been delivered to the Administrative Agent under this clause (iv) on the date such documents have been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto).

(v) [Reserved].

(vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, certification, report or other communication under or pursuant to any Transaction Document from any Person other than the Administrative Agent, any Managing Agent or any Purchaser, copies of the same.

(vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Required Managing Agents’ consent thereto.

(viii) Other Information. Promptly, from time to time, such other information, documents, Records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Administrative Agent or any Managing Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Managing Agents or the Purchasers under or as contemplated by this Agreement.

(b) Notices. Such Seller Party will notify the Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, in each case of which any Authorized Officer of a Seller Party obtains knowledge, and a statement of an Authorized Officer of such Seller Party describing the nature of such occurrence and the actions, if any, being taken or to be taken in connection therewith.

(ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Servicer and its Subsidiaries exceeds $100,000,000 after deducting (a) the amount with respect to which Servicer or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which Servicer or any such Subsidiary is otherwise indemnified, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Servicer as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

(iv) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale Agreement or the “Termination Date” under and as defined in the Receivables Transfer Agreement.

(v) Defaults Under Other Agreements. The occurrence of a default or an event of default or other event which, with the giving of notice or the passage of time or both, would constitute a default or an event of default under any other financing arrangement (in respect of, in the case of Servicer only, an amount in excess of $100,000,000) pursuant to which such Seller Party is a debtor or an obligor.

(vi) Downgrade of Marathon. Any downgrade in the rating of any Indebtedness of Marathon by S&P or by Moody’s, setting forth the Indebtedness affected and the nature of such change.

(vii) Revolving Credit Agreement. Any amendment, restatement, waiver of the occurrence of an “Event of Default” under, or replacement of the Revolving Credit Agreement, together with a copy of the same; provided, that the notice requirements of this Section 7.1(b)(vii) shall be deemed satisfied by publicly filing a special periodic report with the SEC describing such an amendment, restatement, waiver of the occurrence of an “Event of Default” under, or replacement of the Revolving Credit Agreement, and such notice shall be deemed to have been delivered to the Administrative Agent under this Section 7.1(b)(vii) on the date such special periodic report has been posted on the SEC website accessible through http://www.sec.gov/edgar/searchedgar/webusers.htm or such successor webpage of the SEC thereto).

(viii) Appointment of Independent Manager. The decision to appoint a new director or manager of Seller as the “Independent Manager” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager.”

(c) Compliance with Laws and Preservation of Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its limited liability company or limited partnership existence, as applicable, and its rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign limited liability company or limited partnership, as applicable, in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties; provided Servicer shall not be required to so preserve and maintain such rights, franchises and privileges or to remain so qualified if the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d) Audits. Such Seller Party will furnish to the Administrative Agent from time to time such information with respect to it and the Receivables as the Administrative Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Administrative Agent or any Managing Agent upon reasonable notice and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines, and at the sole cost of such Seller Party, permit the Administrative Agent, the Managing Agents or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction

Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or Servicer having knowledge of such matters; provided, that at all times other than during the continuation of an Amortization Event, such Seller Party shall only be required to permit one (1) such visit during any calendar year and shall only be responsible for the cost of one (1) such visit during any calendar year; provided, further, that notwithstanding that no Amortization Event is then continuing, if (x) a visit previously conducted during any calendar year produced audit results that (A) were not reasonably satisfactory to the Administrative Agent, (B) were incomplete as a result of the failure of any Seller Party to furnish information reasonably requested by the Administrative Agent or (C) otherwise indicated the existence of any circumstance reasonably warranting additional investigation or (y) the Administrative Agent notifies such Seller Party of the existence of any circumstance reasonably warranting additional investigation, then such Seller Party shall permit one (1) additional visit during such calendar year. Information obtained during the course of an audit conducted pursuant to this Section 7.1(d) shall be subject to the provisions of Section 14.5.

(e) Keeping and Marking of Books and Records.

(i) Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate Records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Servicer will give the Administrative Agent (and the Administrative Agent shall forward such written notice to each Managing Agent) written notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Such Seller Party will on or prior to the date hereof, mark its master data processing Records and other books and Records relating to the Purchaser Interest with a legend, acceptable to the Administrative Agent, describing the Purchaser Interest.

(f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) Performance and Enforcement of Receivables Sale Agreement and Receivables Transfer Agreement. Seller will, and will require MPC LP, as Originator, to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will acquire Receivables thereunder in compliance with the terms thereof and will enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement and to Seller (by assignment from MPC LP under the Receivables Sale Agreement) under the Receivables Transfer Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent, the Managing Agents and the Purchasers as assignees of Seller) under the Receivables Sale Agreement or the Receivables Transfer Agreement as the Administrative Agent or any Managing Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement or the Receivables Transfer Agreement.

(h) Ownership. Seller will take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections acquired under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims (other than (a) Permitted Liens and (b) Adverse Claims in favor of the Administrative Agent and the Purchasers), including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Administrative Agent or any Managing Agent may reasonably request, and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims (other than (a) Permitted Liens and (b) Adverse Claims in favor of the Administrative Agent for the benefit of the Purchasers), including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Purchasers as the Administrative Agent or any Managing Agent may reasonably request.

(i) Purchasers’ Reliance. Seller acknowledges that the Administrative Agent, the Managing Agents and the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent, any Managing Agent or any Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each Related Entity and not just a division of any Related Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

(A) conduct its own business in its own name and require that all full-time employees of Seller, if any, identify themselves as such and not as employees of any Related Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller’s employees);

(B) compensate all employees, consultants and agents directly, from Seller’s own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of any Related Entity, allocate the compensation of such employee, consultant or agent between Seller and such Related Entity, on a basis that reflects the services rendered to Seller and such Related Entity;

(C) maintain separate offices and, if such office is located in the offices of any Related Entity, Seller shall lease such office at a fair market rent;

(D) have a separate telephone number, which will be answered only in its name and have separate stationery, invoices and checks in its own name;

(E) conduct all transactions with each Related Entity (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm’s length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and any Related Entity on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(F) at all times have a Board of Managers consisting of three (3) members, at least one (1) member of which is an Independent Manager;

(G) observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (A) the selection, maintenance or replacement of the Independent Manager, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Managers (including the Independent Manager);

(H) maintain Seller’s books and records separate from those of any Related Entity and otherwise readily identifiable as its own assets rather than assets of any Related Entity;

(I) prepare its financial statements separately from those of each Related Entity and insure that any consolidated financial statements of any Related Entity that include Seller and that are filed with the SEC or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

(J) except as herein specifically otherwise provided, maintain the funds or other assets of Seller separate from, and not commingled with, those of any Related Entity and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller (and Servicer on its behalf) alone makes deposits and from which Seller alone (or Servicer on its behalf and Administrative Agent hereunder) has the power to make withdrawals;

(K) pay all of Seller’s operating expenses from Seller’s own assets (except for certain payments by any Related Entity or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(L) operate its business and activities such that: (i) it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by the Principal Transaction Documents and activities incidental thereto; and (ii) does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, under the Fee Letter or as expressly contemplated hereby, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement and the Subordinated Note, to make payment to MPC LP, as an Originator, thereunder for the purchase of Receivables from MPC LP under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(M) maintain its organizational documents in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its organizational documents in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (2) its operating agreement, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to the Administrative Agent of the replacement or appointment of any director that is to serve as an Independent Manager for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that Seller certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager”, and comply at all times with the terms of such organizational documents;

(N) maintain the effectiveness of, and continue to perform under the Principal Transaction Documents to which it is a party (other than, with the consent of the applicable L/C Issuer, a Letter of Credit or Letter of Credit Application);

(O) maintain its corporate separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(P) maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

(Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Baker Botts L.L.P., as counsel for Seller, in connection with the closing or initial Credit Event under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j) Collections. Such Seller Party will (1) direct all Obligors to remit Collections directly to a Lock-Box or a Collection Account, (2) cause all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (3) cause each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent, the Managing Agents and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement. Each Seller Party shall take all steps necessary to ensure that the Administrative Agent has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over each Collection Account and Lock-Box.

(k) Taxes. Servicer will, and will cause each of its Subsidiaries to, pay its Tax liabilities and other governmental obligations which, if unpaid, would reasonably be expected to result in an Adverse Claim upon any property of Servicer or such Subsidiary before the same shall become delinquent or in default, except to the extent that (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and Servicer or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make such payment would not reasonably be expected to result in a Material Adverse Effect. Seller will file all Tax returns and reports required by law to be filed by it and will promptly pay all Taxes and other governmental charges at any time owing.

Seller will pay when due any Taxes payable in connection with the Receivables, exclusive of Taxes on or measured by income or gross receipts of Conduit Purchaser, the Administrative Agent or any Committed Purchaser.

(l) Insurance. Seller will maintain in effect, or cause to be maintained in effect, at Seller’s own expense, such casualty and liability insurance as Seller shall deem appropriate in its good faith business judgment.

(m) Payment to MPC LP, as Originator. With respect to any Receivable purchased by Seller from MPC LP, such sale shall be effected under, and in compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to MPC LP in respect of the purchase price for such Receivable.

(n) Accounting. Such Seller Party shall treat the transactions contemplated by the Receivables Sale Agreement as sales and/or capital contributions and the transactions contemplated by the Receivables Transfer Agreement as sales, for all purposes, including, without limitation, accounting purposes, notwithstanding the fact that the consolidated financial statements of Marathon and Seller shall be prepared in accordance with GAAP and, as a result of the consolidation required by GAAP, the transfers will be reflected as a financing by Marathon in its consolidated financial statements, and such Seller Party agrees that (i) appropriate notations shall be made in any such consolidated financial statements (or in the accompanying notes) to indicate that Seller is a separate legal entity from Marathon and its Affiliates (other than Seller) and to indicate that the assets and credit of Seller are not available to satisfy the debts and obligations of Marathon and its Affiliates (other than Seller) and (ii) the assets of Seller shall be listed separately on any balance sheet of such Seller Party prepared on a standalone basis.

Section 7.2 Negative Covenants of the Seller Parties. Until the Final Payout Date, each Seller Party hereby covenants, as to itself, that:

(a) Name Change, Offices and Records. Seller will not make any change to its name (within the meaning of Sections 9-503 and 9-507(c) of any applicable enactment of the UCC), type or jurisdiction of organization, become a “new debtor” (as defined in Section 9-102(a)(56) of any applicable enactment of the UCC) with respect to a currently effective security agreement previously entered into by any other Person, change its “location” (within the meaning of Section 9-307 of any applicable enactment of the UCC) or change the location where the majority of its books and Records are maintained unless, at least forty five (45) days prior to the effective date of any such name change, change in type or jurisdiction of organization, or change in location of its books and records, such Seller Party notifies the Administrative Agent and (except with respect to a change of location of books and records) delivers to the Administrative Agent (i) such financing statements (Forms UCC-1 and UCC-3) as the Administrative Agent may reasonably request to reflect such name change or change in type or jurisdiction of organization, (ii) if the Administrative Agent or any Managing Agent shall so request, an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent and such Managing Agent, as to such Seller Party’s valid existence and good standing and the perfection and priority of the Administrative Agent’s ownership or security interest in the Receivables, the Related Security and Collections, and (iii) such other documents and instruments as the Administrative Agent or any Managing Agent may reasonably request in connection therewith, and has taken all other steps to ensure that the Administrative Agent, for the benefit of itself and the Purchasers, continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security related thereto and any Collections thereon.

(b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a

Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that Servicer may make changes in instructions to Obligors regarding payments without notice to the Administrative Agent if such new instructions require such Obligor to make payments to another existing Collection Account or Lock-Box.

(c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit any Originator to, make any change in or amendment to the Credit and Collection Policy that would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, except such change or amendment as to which the Administrative Agent and the Managing Agents have been notified and any necessary consents have been obtained in accordance with Section 7.1(a)(vii). Except as provided in Section 8.2(c), Servicer will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim (other than Permitted Liens) upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, in favor of the Administrative Agent and the Purchasers as provided for herein), and Seller will defend the right, title and interest of the Administrative Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory or the financing or lease of which gives rise to any Receivable.

(e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the L/C Undrawn Amount plus (iii) the Aggregate Reserves.

(f) Termination Date Determination. Seller will not designate the “Termination Date” (as defined in the Receivables Sale Agreement), or send any written notice to MPC LP in respect thereof, without the prior written consent of the Administrative Agent and the Required Managing Agents, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

(g) Restricted Junior Payments. From and after the occurrence of any Amortization Event or any Potential Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in Section 7.2(e).

(h) Changes to Principal Transaction Documents. In the case of Seller, except as otherwise permitted herein, it shall not terminate, amend, modify, waive any breach or default under or otherwise modify any Principal Transaction Document or grant any waiver, consent or indulgence thereunder without the prior written consent of (x) in the case of a Principal Transaction Document other than a Letter of Credit or Letter of Credit Application, the Administrative Agent and the Required Managing Agents or (y) in the case of a Letter of Credit or Letter of Credit Application, the applicable L/C Issuer.

(i) Limitation on Transactions with Affiliates. In the case of Seller, it shall not enter into, or be a party to any transaction with any of its Affiliates, except for: (i) the transactions contemplated hereby, by the Receivables Sale Agreement and by the other Transaction Documents; (ii) capital contributions by MPC LP to Seller which are in compliance with the Transaction Documents; (iii) Restricted Junior Payments which are in compliance with applicable law and this Agreement; and (iv) to the extent not otherwise prohibited under applicable law and this Agreement, other transactions permitted by its operating agreement in the nature of employment contracts, directors’ or manager’s fees and similar ordinary course items, upon fair and reasonable terms materially no less favorable to it than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

ARTICLE VIII

ADMINISTRATION AND COLLECTION

Section 8.1 Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. MPC LP is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms of this Agreement. The Administrative Agent may, at any time after the occurrence and during the continuance of an Amortization Event, at the direction of the Required Managing Agents, designate as Servicer (i) any Person to succeed MPC LP or (ii) any successor to such Servicer that replaced MPC LP; provided, however, that in either case, no such Person shall be a Marathon Competitor.

(b) (i) Without the prior written consent of the Administrative Agent and the Required Managing Agents, MPC LP shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (A) Seller; (B) one or more Affiliates of MPC LP, upon written notice to the Administrative Agent and the Managing Agents; and (C) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. None of Seller of any such Affiliate shall be permitted to further delegate to any other Person any of the duties or responsibilities of Servicer so delegated to it by MPC LP.

(ii) If at any time the Administrative Agent shall designate as Servicer any Person other than MPC LP, all duties and responsibilities theretofore delegated by MPC LP to Seller or any such Affiliate may, at the discretion of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent to MPC LP and to Seller or such Affiliate, as applicable.

(c) Notwithstanding any delegation of MPC LP’s duties as Servicer pursuant to the foregoing subsection (b)(i), (i) MPC LP shall be and remain primarily liable to the Administrative Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of Servicer hereunder and (ii) the Administrative Agent and the Purchasers shall be entitled to deal exclusively with MPC LP in matters relating to the discharge by Servicer of its duties and responsibilities hereunder. The Administrative Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than MPC LP in order for communication to Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. MPC LP, at all times that it is Servicer, shall be responsible for providing any sub-servicer or other delegate of Servicer with any notice given to Servicer under this Agreement.

Section 8.2 Duties of Servicer. (a) Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. Servicer shall effect a Collection Account Agreement with each Collection Bank. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that Servicer, and Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Seller and Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

Servicer acknowledges and agrees that, notwithstanding the fact that the title of the Lock-Boxes and Collection Accounts may include the name of Marathon Petroleum Company LP as Servicer, Seller owns all right, title and interest in and to such Lock-Boxes and Collection Accounts and such Lock-Boxes and Collection Accounts are so titled for administrative convenience only.

(b) Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. Servicer shall set aside and hold in trust for the account of Seller and the Purchasers all Collections in accordance with Article II. Servicer shall, upon the request of the Administrative Agent after the occurrence and during the continuance of an Amortization Event at the direction of the Required Managing Agents, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of Servicer or Seller prior to the remittance thereof in accordance with Article II (which, for the avoidance of doubt, shall not include amounts subject to a Reinvestment). If Servicer shall be required to segregate Collections pursuant to the preceding sentence, Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers on the second (2nd) Business Day following receipt by Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(c) Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Administrative Agent, the Managing Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, after the occurrence of the Amortization Date, the Administrative Agent shall have the absolute and unlimited right to direct Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(d) Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. Servicer shall, from time to time at the request of the Administrative Agent after the occurrence and during the continuance of an Amortization Event at the direction of the Required Managing Agents, furnish to the Administrative Agent and the Managing Agents (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(e) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3 Collection Notices. The Administrative Agent is authorized at any time after the occurrence and during the continuance of an Amortization Event and upon the written direction of the Required Managing Agents to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Administrative Agent for the benefit of the Purchasers, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent shall be entitled after the occurrence and during the continuance of an Amortization Event to (i) endorse Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Seller.

Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent, the Managing Agents and the Purchasers of their rights hereunder shall not release Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. None of the Administrative Agent, the Managing Agents or the Purchasers shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

Section 8.5 Reports.

(a) Servicer shall prepare and forward to the Administrative Agent (and the Administrative Agent shall promptly forward the same to each Managing Agent) (i) during a Monthly Reporting Period, on each Monthly Settlement Date, a Monthly Report, (ii) during a Weekly Reporting Period, on each Monthly Settlement Date, a Monthly Report and, upon the written request of the Required Managing Agents, on Tuesday of each calendar week (or if such day is not a Business Day, on the next succeeding Business Day) (each such date the “Weekly Reporting Date”), a Weekly Report covering the period from and including Monday of the preceding week to but excluding Monday of such week and (iii) during a Daily Reporting Period, on each Monthly Settlement Date, a Monthly Report and, upon the written request of the Required Managing Agents, on each Business Day (or such other schedule as may be consented to by the Required Managing Agents) (each such date the “Daily Reporting Date”), a Daily Report covering the immediately preceding Business Day (provided, that a Daily Report covering the first (1st) Business Day following a weekend or holiday or both shall also cover such weekend or holiday or both), in each case, certified by an Authorized Officer of Servicer; it being understood that Servicer may provide interim reporting at any time and from time to time (including upon any change in or cancellation of any Special Concentration Limit). In the event that Servicer is required to furnish any Weekly Report or Daily Report as provided herein, and if the last day of the week covered by such Weekly Report or if the day covered by such Daily Report, as applicable, occurs during the period commencing on the day of any calendar month when Crude Oil Receivables generated during the immediately preceding calendar month are payable and ending on the date of the following calendar month on which Crude Oil Receivables generated during the calendar month immediately preceding such following month are invoiced, then the computation of the Net Receivables Balance set forth in such Weekly Report or Daily Report, as applicable, shall include the aggregate amount of all Crude Oil Receivables for which invoices have not yet been issued but which would qualify as Eligible Receivables had an invoice been issued in respect thereof.

(b) If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Servicer, the Managing Agents and the Administrative Agent shall negotiate in good faith to amend, in a manner acceptable to Servicer and the Required Managing Agents, the reporting obligations of Servicer to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment Servicer’s reporting obligations hereunder shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Section 8.6 Servicing Fees. In consideration of MPC LP’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as MPC LP shall continue to perform as Servicer hereunder, Seller shall pay over to MPC LP a fee (the “Servicing Fee”) on each Monthly Settlement Date, in arrears for the immediately preceding month, equal to one percent (1.0%) per annum of the average aggregate Outstanding Balance of all Receivables during such period, as compensation for its servicing activities. Notwithstanding the foregoing, if Servicer is replaced by the Administrative Agent, the successor Servicer shall receive a servicing fee in an amount agreed upon by the Administrative Agent and the successor Servicer which reflects the then prevailing market rates for servicing similar portfolios of receivables (not to exceed one hundred ten percent (110%) of the aggregate reasonable costs and expenses incurred by such Person in connection with the performance of its obligations as Servicer hereunder).

ARTICLE IX

AMORTIZATION EVENTS

Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event”:

(a) (i) Any Seller Party, any Originator or Marathon shall fail to make any payment or deposit required hereunder (including, without limitation, a payment under Section 1.5(n)(ii)) when due and, for any such payment or deposit which is not in respect of Capital or required under Section 2.6, such failure continues for three (3) Business Days;

(ii) Servicer shall fail to deliver any Monthly Report, Weekly Report or Daily Report as and when required hereunder and such failure shall remain unremedied for (i) in the case of a Monthly Report, two (2) Business Days and (ii) in the case of a Weekly Report or Daily Report, one (1) Business Day; or

(iii) Any Seller Party, any Originator or Marathon shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for five (5) consecutive Business Days.

(b) Any representation or warranty made by any Seller Party, any Originator or Marathon in this Agreement, any other Transaction Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Transaction Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made or deemed made (except that the materiality standard in this clause (b) shall not apply to any such representation or warranty that is expressly qualified by a materiality standard or contains any carve-out or exception based on a Material Adverse Effect by its express terms).

(c) (i) Failure of Seller to pay any Indebtedness when due; or (ii) the failure of Marathon, any Originator or Servicer to make any payment in excess of $1,000,000 in the aggregate (whether of principal, interest or fees) in respect of any Indebtedness in an aggregate principal amount exceeding $100,000,000, when and as the same shall become due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (iii) any event or condition occurs that results in any Indebtedness of Marathon, any Originator or any Seller Party in an aggregate principal amount exceeding $100,000,000 becoming due prior to its scheduled maturity; provided, that this clause (iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or is voluntarily prepaid in full.

(d) (i) Any Seller Party, any Originator or Marathon shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (ii) any involuntary proceeding shall be instituted by or against any Seller Party, any Originator or Marathon seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, or of a substantial part of its assets, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, sequestrator, conservator or other similar official for it or any substantial part of its property, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered by such court; (iii) any Seller Party, any Originator or Marathon shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, or of a substantial part of its assets, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subclause (ii) of this clause (d), (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or other similar official for it or any substantial part of its property, or (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (iv) any Seller Party, any Originator or Marathon shall take any limited liability company, limited partnership corporate action, as applicable, to authorize or for the purpose of effecting any of the actions set forth in clauses (i), (ii) or (iii) above in this subsection (d).

(e) Seller shall fail to comply with the terms of Section 2.6 hereof.

(f) As at the end of any calendar month:

(i) the average of the Delinquency Ratios as of the end of such calendar month and the two preceding calendar months shall exceed 1.50%; or

(ii) the average of the Default Ratios as of the end of such calendar month and the two preceding calendar months shall exceed 1.00%; or

(iii) the average of the Dilution Ratios as of the end of such calendar month and the two preceding calendar months shall exceed 6.00%; or

(iv) the average of the Turnover Ratios as of the end of such calendar month and the two preceding calendar months shall exceed 20.00.

(g) (i) A Change of Control shall occur; (ii) Marathon shall cease to own, directly or indirectly, 100% of the equity interests of Seller, Servicer (if Servicer is MPC LP or an Affiliate of Marathon) or any Originator; or (iii) MPC LP shall cease to directly own 100% of the equity interests of Seller.

(h) (i) One or more final judgments for the payment of money in excess of $10,000 shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $100,000,000, individually or in the aggregate, shall be entered against Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(i) (i) The “Termination Date” under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement or MPC LP shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement or (ii) the “Termination Date” under and as defined in the Receivables Transfer Agreement shall occur under the Receivables Transfer Agreement or Marathon Canada shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to MPC LP under the Receivables Transfer Agreement.

(j) This Agreement or any other Principal Transaction Document shall terminate in whole or in part (except in accordance with its terms or with the consent of the parties thereto and, other than with respect to a Letter of Credit or Letter of Credit Application, the Administrative Agent), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any Seller Party or any Originator, as applicable (except with the consent of the parties thereto and, other than with respect to a Letter of Credit or Letter of Credit Application, the Administrative Agent), or any Seller Party, any Originator or Marathon shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability of this Agreement or any other Principal Transaction Document, or the Administrative Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts, free and clear of any Adverse Claims, except for (a) any Adverse Claim created under this Agreement, under the Receivables Sale Agreement or under the Receivables Transfer Agreement and (b) Permitted Liens.

(k) Marathon shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Marathon, or Marathon shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

(l) Any Person shall be appointed as an Independent Manager of Seller without prior notice thereof having been given to the Administrative Agent in accordance with Section 7.1(b)(viii).

(m) Marathon shall fail to comply with any of its financial covenants set forth in Section 6.07 or 6.08 of the Revolving Credit Agreement as in effect from time to time.

(n) An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(o) The Internal Revenue Service shall file notice of a lien pursuant to Section 430 or Section 6321 of the Code with regard to any of the assets of any Seller Party or any of the Receivables, Related Security or Collections in an amount in excess of $10,000,000 and such lien shall not have been released within fifteen (15) days; or the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303 or Section 4068 of ERISA with regard to any of the assets of any Seller Party in an amount in excess of $10,000,000 and such lien shall not have been released within fifteen (15) days.

Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent, upon the direction of the Required Managing Agents shall take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent, the Managing Agents and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Administrative Agent, any Managing Agent, any L/C Issuer, any Funding Source or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Administrative Agent, each Managing Agent, each Funding Source, each L/C Issuer and each Purchaser and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs or expenses, for any increased capital charges due to a breach of any representation or warranty under Section 5.1(cc) hereof and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser or an L/C Issuer of an interest in the Receivables, and (B) Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification or material breach by such Indemnified Party of the express terms of the Transaction Documents;

(ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(iii) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the Purchases by the Administrative Agent, for the benefit of the Purchasers and L/C Issuers as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers or the L/C Issuers to any Seller Party, any Originator or Marathon for amounts otherwise specifically provided to be paid by such Seller Party, any Originator or Marathon, as applicable, under the terms of this Agreement or any other Transaction Document. Without limiting the generality of the foregoing indemnification, but subject to the exclusions set forth in clauses (i) through (iii) above, Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or Servicer) relating to or resulting from:

(i) any representation or warranty made by any Seller Party, any Originator or Marathon (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other written information or report delivered by any such Person pursuant hereto or thereto, including, without limitation, the representations and warranties under Section 5.1(cc) hereof, which shall have been false or incorrect when made or deemed made;

(ii) the failure by Seller, Servicer, any Originator or Marathon to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of Seller, Servicer, any Originator or Marathon to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a Credit Event or draw under any Letter of Credit, the ownership of the Purchaser Interest or any other investigation, litigation or proceeding relating to Seller, Servicer, any Originator or Marathon in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) any Amortization Event described in Section 9.1(d);

(x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from MPC LP, free and clear of any Adverse Claim (other than as created hereunder), or any failure of Seller to give reasonably equivalent value to MPC LP under the Receivables Sale Agreement in consideration of the transfer by MPC LP of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Purchasers, or to transfer to the Administrative Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interest contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections and the Collection Accounts and Lock-Boxes, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Credit Event or at any subsequent time;

(xiii) any action or omission (other than as expressly contemplated by this Agreement or any other Principal Transaction Document) by any Seller Party, any Originator or Marathon which reduces or impairs the rights of the Administrative Agent, the Managing Agents, the L/C Issuers or the Purchasers with respect to any Receivable or the value of any such Receivable;

(xiv) any attempt by any Person to void any Credit Event hereunder under statutory provisions or common law or equitable action;

(xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included; or

(xvi) any Letter of Credit issued in connection herewith or the use of the proceeds thereof by the applicable beneficiary or any affiliate, agent, employee or assignee thereof. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT, IN WHOLE OR IN PART, CAUSED BY ANY NEGLIGENT ACT OR OMISSION OF ANY L/C ISSUER, ANY PURCHASER, THE ADMINISTRATIVE AGENT, ANY MANAGING AGENT OR THEIR RESPECTIVE AFFILIATES.

Section 10.2 Increased Cost and Reduced Return.

(a) If any Regulatory Change (i) subjects any Purchaser, any L/C Issuer or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s, L/C Issuer’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser, any L/C Issuer or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser, L/C Issuer or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source, an L/C Issuer or a Purchaser, or credit extended by a Funding Source, an L/C Issuer or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source, an L/C Issuer or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s, an L/C Issuer’s or Purchaser’s capital as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source, an L/C Issuer or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, promptly upon presentation to Seller by the applicable Managing Agent of a certificate setting forth the basis for such determination and the additional amounts reasonably determined by such Managing Agent to compensate such Funding Source, L/C Issuer or Purchaser, Seller shall pay to such Managing Agent, for the benefit of the relevant Funding Source, L/C Issuer or Purchaser the amount set forth on such certificate; provided, that (x) such Funding Source, L/C Issuer or Purchaser shall have applied consistent return metrics to other similarly situated borrowers or obligors (after consideration of facility pricing, structure, usage patterns, capital treatment and relationship) with respect to such increased costs or reduced returns and (y) to the extent that any Funding Agreement described in this Section 10.2(a) covers facilities in addition to this Agreement, each Conduit Purchaser or Funding Source, as the case may be, shall allocate the liability for any such increased costs or reductions among Seller and other Persons with whom such Conduit Purchaser or Funding Source, as the case may be, has entered into agreements to purchase interests in or finance receivables and other financial assets (“Other Customers”), and Seller shall not be liable for any such increased costs or reductions that are attributable to any Other Customer. The term “Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Funding Source or Purchaser with the requirements of (a) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”) or (b) the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any existing or future rules, regulations, guidance, interpretations or directives from the U.S. bank regulatory agencies relating to the FAS 166/167 Capital Guidelines or the Dodd-Frank Wall Street Reform and Consumer Protection Act (whether or not having the force of law).

(b) The certificate of the applicable Purchaser, L/C Issuer or Funding Source setting forth the amount or amounts necessary to compensate such Purchaser, L/C Issuer or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be conclusive absent manifest error.

(c) Failure or delay on the part of any L/C Issuer, Purchaser or Funding Source to demand compensation pursuant to this Section shall not constitute a waiver of such L/C Issuer’s, such Purchaser’s or such Funding Source’s right to demand such compensation; provided, that Seller shall not be required to compensate an L/C Issuer, Purchaser or Funding Source pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such L/C Issuer, Purchaser or Funding Source, as the case may be, notifies Seller in writing of the Regulatory Change giving rise to such increased costs or reductions and of such L/C Issuer’s, Purchaser’s or Funding Source’s intention to claim compensation therefor; provided, further, that if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) If any Purchaser, any L/C Issuer or any Funding Source has or anticipates having any claim for compensation from Seller pursuant to clause (iii) of the definition of Regulatory Change appearing in paragraph (a) of this Section 10.2, and such Purchaser, L/C Issuer or Funding Source reasonably determines, following consultation with Seller, that having the facility evidenced by this Agreement publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Purchaser or Funding Source to be material, such Purchaser or Funding Source (or the related Managing Agent) shall provide written notice to Seller and Servicer (a “Ratings Request”) that such Purchaser, L/C Issuer or Funding Source intends to request a public rating of the facility from one credit rating agency selected by such Purchaser, L/C Issuer or Funding Source and reasonably acceptable to Seller, of at least “AA” from S&P and “Aa2” from Moody’s, or the equivalent thereof from any other such credit rating agency (the “Required Rating”). Upon receipt of any such notice, Seller shall promptly notify such Purchaser, L/C Issuer or Funding Source either (x) that Seller has elected to pay the compensation giving rise to such request for a Required Rating and promptly thereafter pay such compensation to such Purchaser, L/C Issuer or Funding Source, as applicable, or (y) Seller has elected to, and thereafter Seller and Servicer shall, cooperate with such Purchaser’s, L/C Issuer’s or Funding Source’s efforts to obtain the Required Rating, and use commercially reasonable efforts to provide the applicable credit rating agency (either directly or through distribution to the Administrative Agent, such Purchaser, L/C Issuer or Funding Source or the related Managing Agent), any information (subject to the agreement of the credit rating agency to maintain the confidentiality of any information so provided which relates to any Obligor) requested by such credit rating agency for purposes of providing and monitoring the Required Rating; provided, that notwithstanding Seller’s election to cooperate in connection with obtaining the Required Ratings, neither failure to obtain the Required Rating nor failure to have the facility rated (if Seller has acted in good faith to attempt to obtain such rating) shall constitute an Amortization Event. The requesting Purchaser, L/C Issuer or Funding Source shall pay the initial fees payable to the credit rating agency for providing the rating and all ongoing fees payable to the credit rating agency for the continued monitoring of the rating. Nothing in this Section 10.2(d) shall preclude any Purchaser, L/C Issuer or Funding Source from demanding compensation from Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Purchaser, L/C Issuer or Funding Source to obtain any rating on the facility prior to demanding any such compensation from Seller; provided, however, in demanding such compensation the applicable Purchaser, L/C Issuer or Funding Source shall take into account and give effect to any reduction in amounts payable under Section 10.2(a) due to the Required Rating(s) having been obtained.

Section 10.3 Other Costs and Expenses. Seller shall pay to the Administrative Agent, the Managing Agents, the L/C Issuers and the Purchasers on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder (including any amendments, restatements, supplements or other modifications of the foregoing), including without limitation, the cost of Purchasers’ auditors auditing the books, records and procedures of Seller, reasonable fees of the rating agencies, reasonable fees and out-of-pocket expenses of legal counsel for to the Administrative Agent, the Managing Agents, the L/C Issuers and the Purchasers with respect thereto and with respect to advising to the Administrative Agent, each Managing Agent, each L/C Issuer and each Purchasers as to their respective rights and remedies under this Agreement and the other Transaction Documents; provided, that in connection with the closing of the transactions contemplated hereby and the other Transaction Documents, Seller shall only be obligated to reimburse the costs and expenses of one primary law firm serving as external counsel to the Administrative Agent, the Managing Agents, the L/C Issuers and the Purchasers and such special local counsel as the Administrative Agent and the Managing Agents may deem necessary in connection therewith. Seller shall pay to the Administrative Agent, each Managing Agent, each L/C Issuer and each Purchaser on demand any and all costs and expenses of the Administrative Agent, the Managing Agents, the L/C Issuers and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.

ARTICLE XI

THE ADMINISTRATIVE AGENT & THE MANAGING AGENTS

Section 11.1 Authorization and Action. Each Purchaser hereby designates and appoints (i) JPMorgan to act as its agent hereunder and under each other Transaction Document, and (ii) the Managing Agent in its Purchase Group to act as its agent hereunder and under each other Transaction Document, and authorizes the Administrative Agent and such Purchaser’s Managing Agent, as the case may be, to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent or such Managing Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor the Managing Agents shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent or the Managing Agents shall be read into this Agreement or any other Transaction Document or otherwise exist for the Administrative Agent or the Managing Agents. In performing their functions and duties hereunder and under the other Transaction Documents, (i) the Administrative Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as managing agent for the Conduit Purchasers, Committed Purchasers and L/C Issuer, if any, in its Purchase Group, and (iii) neither the Administrative Agent nor any Managing Agent shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. Neither the Administrative Agent nor any Managing Agent shall be required to take any action that exposes the Administrative Agent or such Managing Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Administrative Agent and the Managing Agents hereunder shall terminate upon the Final Payout Date. Each Purchaser hereby authorizes the Administrative Agent to file each of the UCC financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

Section 11.2 Delegation of Duties. The Administrative Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys in fact selected and maintained by it with reasonable care.

Section 11.3 Exculpatory Provisions. None of the Administrative Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers or any L/C Issuer for any recitals, statements, representations or warranties made by any Seller Party, any Originator or Marathon contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party, any Originator or Marathon to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. Neither the Administrative Agent nor any Managing Agent shall be under any obligation to any Purchaser or any L/C Issuer to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties, the Originators or Marathon. Neither the Administrative Agent nor any Managing Agent shall be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Administrative Agent or such Managing Agent, as applicable, has received notice from Seller or a Purchaser. No Managing Agent shall have any responsibility hereunder to any Purchaser other than the Purchasers in its Purchase Group.

Section 11.4 Reliance by Administrative Agent.

(a) The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Managing Agents, the Required Managing Agents or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Purchasers. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Managing Agents, the Required Managing Agents or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

(b) Each Managing Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by such Managing Agent. Each Managing Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence or the Purchasers in its related Purchase Group, as it deems appropriate and it shall first be indemnified to its satisfaction by such Purchasers, provided that unless and until such Managing Agent shall have received such advice, such Managing Agent may take or refrain from taking any action, as such Managing Agent shall deem advisable and in the best interests of the Purchasers in its related Purchase Group. Each Managing Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Purchasers in its related Purchase Group, and such request and any action taken or failure to act pursuant thereto shall be binding upon all such Purchasers.

Section 11.5 Non-Reliance on Administrative Agent, Managing Agents, L/C Issuers and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrative Agent, the Managing Agents, L/C Issuers, other Purchasers or any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, any Managing Agent, any L/C Issuer or any other Purchaser hereafter taken, including, without limitation, any review of the affairs of any Seller Party, any Originator or Marathon, shall be deemed to constitute any representation or warranty by the Administrative Agent, such Managing Agent, such L/C Issuer or such other Purchaser. Each Purchaser represents and warrants to the Administrative Agent, the Managing Agents, the L/C Issuer and the other Purchasers that it has and will, independently and without reliance upon the Administrative Agent, any Managing Agent, any L/C Issuer or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and the other Seller Parties, the Originators or Marathon and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6 Reimbursement and Indemnification. The Committed Purchasers agree to reimburse and indemnify the Administrative Agent and each L/C Issuer, and the Committed Purchasers in each Purchase Group agree to reimburse the Managing Agent for such Purchase Group, and their respective officers, directors, employees, representatives and agents ratably according to their (a) Pro Rata Shares (in the case of any reimbursement any indemnity obligations owing to its Managing Agent) or (b) ratable shares of the Purchase Limit (in the case of any reimbursement and indemnity obligations owing to the Administrative Agent or the L/C Issuer), to the extent not paid or reimbursed by the Seller Parties, the Originators or Marathon (i) for any amounts for which the Administrative Agent, in its capacity as Administrative Agent, or such Managing Agent, acting in its capacity as a Managing Agent, is entitled to reimbursement by the Seller Parties, the Originators or Marathon hereunder or under any other Transaction Document, (ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent, or any Managing Agent, acting in its capacity as a Managing Agent, and acting on behalf of its related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents, (iii) for any amounts for which any L/C Issuer, acting in its capacity as L/C Issuer, is entitled to reimbursement by the Seller Parties, the Originators or Marathon hereunder and (iv) to any L/C Issuer, for any other expenses incurred by the L/C Issuer, in its capacity as L/C Issuer, in connection with the administration and enforcement of this Agreement and the other Transaction Documents

Section 11.7 Administrative Agent in its Individual Capacity. The Administrative Agent, each Managing Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though it were not the Administrative Agent or a Managing Agent hereunder. With respect to the Purchases pursuant to this Agreement, the Administrative Agent and each Managing Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Administrative Agent or a Managing Agent, and the terms “Committed Purchaser”, “Purchaser”, “Committed Purchasers”, “L/C Issuer” and “Purchasers” shall include the Administrative Agent and each Managing Agent in its individual capacity.

Section 11.8 Successor Administrative Agent. The Administrative Agent may, upon thirty (30) days’ prior notice to Seller and the Managing Agents, and the Administrative Agent shall, upon the direction of all of the Purchasers (other than the Administrative Agent, in its individual capacity)

resign as Administrative Agent. Each Managing Agent may, upon thirty (30) days’ prior notice to Seller, the Administrative Agent, the Purchasers in its Purchase Group, and each Managing Agent shall, upon the direction of all of the Purchasers in its Purchase Group (other than the Managing Agent, in its individual capacity), resign as a Managing Agent. If the Administrative Agent shall resign, then the Required Managing Agents during such thirty-day period shall appoint from among the Purchasers a successor Administrative Agent. If a Managing Agent shall resign, then the Purchasers in its Purchase Group shall appoint a successor managing agent during such thirty-day period. If for any reason no successor Administrative Agent or Managing Agent is so appointed during such thirty-day period, then effective upon the termination of such thirty-day period, the Purchasers shall perform all of the duties of the Administrative Agent or the Purchasers in the applicable Purchase Group shall perform all of the duties of such Managing Agent, as applicable, hereunder and under the other Transaction Documents and Seller and Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Managing Agent’s or any Administrative Agent’s resignation hereunder as Managing Agent or Administrative Agent, the retiring Managing Agent or Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Managing Agent or Administrative Agent under this Agreement and under the other Transaction Documents.

ARTICLE XII

ASSIGNMENTS; PARTICIPATIONS

Section 12.1 Assignments. (a) The parties hereto hereby agree and consent to the complete or partial assignment by each Conduit Purchaser of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to the Committed Purchasers pursuant to this Agreement or to a Funding Source pursuant to a Funding Agreement, (ii) to any other Purchaser, any Managing Agent or the Administrative Agent or any of their respective Affiliates (other than an issuer of commercial paper notes or other entity which obtains funds from such an issuer of commercial paper notes), (iii) to any other issuer of commercial paper notes or other entity which obtains funds from such an issuer of commercial paper notes, which in either case (x) is sponsored or administered by the Managing Agent of such Conduit Purchaser’s Purchase Group or administered by any Affiliate of such Managing Agent and (y) has a short-term debt rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (iv) to any other Person with the consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed); provided that, if an Amortization Event has occurred and is continuing, consent of Seller shall not be required for any such assignment pursuant to this clause (iv); provided, further, that in no event shall any Conduit Purchaser assign any of its rights, interests or obligations under this Agreement to a Marathon Competitor, and upon any such assignment, such Conduit Purchaser shall be released from its obligations so assigned. Further, Seller, Servicer, the Administrative Agent, the related Managing Agent and each related Committed Purchaser hereby agree that any assignee of a Conduit Purchaser of this Agreement or all or any of the interests of any Conduit Purchaser shall have all of the rights and benefits under this Agreement as if the term “Conduit Purchaser” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of any Conduit Purchaser hereunder. Neither Seller nor Servicer shall have the right to assign its rights or obligations under this Agreement (other than the delegation by Servicer of its duties or responsibilities as Servicer as permitted under and in accordance with Section 8.1(b)(i)).

(b) Any Committed Purchaser may at any time and from time to time assign to one or more Persons (“Purchasing Committed Purchasers”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Committed Purchaser and such selling

Committed Purchaser; provided that Seller’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) shall be required for any such assignment unless: (i) such assignment is to any other Purchaser, any Managing Agent or the Administrative Agent or any of their respective Affiliates, (ii) such assignment is to any issuer of commercial paper notes or other entity which obtains funds from such an issuer of commercial paper notes, which in either case is sponsored or administered by the Managing Agent of such Committed Purchaser’s Purchase Group or administered by any Affiliate of such Managing Agent or (iii) an Amortization Event has occurred and is continuing; provided, further, that the consent of each L/C Issuer shall be required for any assignment by a Committed Purchaser of its Commitment or any portion thereof; provided, further, that in no event shall any Committed Purchaser assign any of its rights, interests or obligations under this Agreement to a Marathon Competitor. The consent of the Managing Agent and any L/C Issuer for such Committed Purchaser’s Purchase Group shall be required prior to the effectiveness of any such assignment. Each assignee of a Committed Purchaser must (i) have a short-term debt rating of “A-1” or better by S&P and “P-1” by Moody’s and (ii) agree to deliver to the Administrative Agent, promptly following any request therefor by the Administrative Agent or any Conduit Purchaser in its Purchase Group, an enforceability opinion in form and substance satisfactory to the Administrative Agent and such Conduit Purchaser. Upon delivery of the executed Assignment Agreement to the Administrative Agent and the related Managing Agent, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party to this Agreement and shall have all the rights and obligations of a Committed Purchaser under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers, the Managing Agents or the Administrative Agent shall be required.

Section 12.2 Participations. Any Committed Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Capital of the Committed Purchasers, its Commitment or any other interest of such Committed Purchaser hereunder. Notwithstanding any such sale by a Committed Purchaser of a participating interest to a Participant, such Committed Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Committed Purchaser shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Purchasers, the Managing Agents and the Administrative Agent shall continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement. Each Committed Purchaser agrees that any agreement between such Committed Purchaser and any such Participant in respect of such participating interest shall not restrict such Committed Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

Section 12.3 Federal Reserve. Notwithstanding any provision herein to the contrary, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any interests in the Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank, without notice to or consent of any Seller Party, the Administrative Agent, any Managing Agent or any other Purchaser; provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.

Section 12.4 Replacement of Purchase Groups. If (i) any Purchaser or Funding Source requests compensation under Section 10.2(a), (ii) any Committed Purchaser becomes a Defaulting Committed Purchaser or ceases to have a short-term debt rating of “A-1” or better by S&P or “P-1” or better by Moody’s or (iii) any Managing Agent or Purchaser fails to consent to any proposed amendment, modification, waiver or consent with respect to any provision hereof that requires the unanimous approval of all Managing Agents or Purchasers, or the approval of each of the Managing Agents or Purchasers affected thereby (in each case in accordance with Section 14.1), and the consent of the Required Managing Agents shall have been obtained with respect to such amendment, modification, waiver or consent, then Seller may, at its sole expense and effort (including payment of any applicable processing and recordation fees), upon notice to the related Managing Agent and the Administrative Agent, require each Purchaser in such Managing Agent’s Purchase Group assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.1), all of its respective interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Conduit Purchaser or Committed Purchaser, as applicable, if a Conduit Purchaser or Committed Purchaser accepts such assignment); provided, that (x) Seller shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a member of a Purchase Group hereunder, which consent shall not unreasonably be withheld, conditioned or delayed, (y) each member of such assigning Purchase Group shall have received payment of an amount equal to all outstanding Capital, L/C Obligations, accrued CP Costs and Yield in respect thereof, accrued fees and all other Aggregate Unpaids payable to it hereunder, from the assignee (to the extent of such outstanding Capital) or Seller (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 10.2(a), such assignment will result in a reduction in such compensation or payments. A Purchaser shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Purchaser or otherwise, the circumstances entitling Seller to require such assignment and delegation cease to exist.

ARTICLE XIII

EXTENSION OF TERM; TERMINATING PURCHASE GROUPS

Section 13.1 Extension of Term; Terminating Purchase Groups. (a) Seller may, at any time during the period which is no more than ninety (90) days or less than sixty (60) days immediately preceding the Liquidity Termination Date (as such date may have previously been extended pursuant to this Section 13.1(a)), request that the then applicable Liquidity Termination Date (the “Scheduled Liquidity Termination Date”) be extended for up to 364 days. Any such request shall be in writing and delivered to the Administrative Agent and each Managing Agent, and shall be subject to the following conditions: (i) no Committed Purchaser shall have an obligation to extend the Liquidity Termination Date at any time, and (ii) any such extension with respect to any Committed Purchaser shall be effective only upon the written agreement of the Administrative Agent, the applicable Managing Agent, such Committed Purchaser, Seller and Servicer. Each Managing Agent shall respond to any such request on behalf of the Committed Purchasers in its Purchase Group no later than the fifteenth (15th) day prior to the Scheduled Liquidity Termination Date (the “Response Deadline”) and a failure by any Managing Agent to respond by the Response Deadline shall be deemed to be a rejection of the requested extension. In the event that at least one Committed Purchaser agrees to extend the Scheduled Liquidity Termination Date, the Seller Parties, the Administrative Agent, the extending Committed Purchasers, the applicable Managing Agent or Managing Agents and the applicable Conduit Purchaser or Conduit Purchasers shall enter into such documents as such extending Committed Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by such Committed Purchasers, Conduit Purchasers and Managing Agents and the Administrative Agent (including reasonable attorneys’ fees) shall be paid by Seller (provided, that Seller shall not, in connection with any such extension, be liable for the fees and expenses of more than one separate law firm at any one time for the Committed Purchasers, Conduit Purchasers, Managing Agents and the Administrative Agent collectively). In the event that any Committed Purchaser declines the request to extend the Liquidity Termination Date (each such Committed Purchaser being referred to herein as a “Terminating Committed Purchaser” and, together with its related Conduit Purchaser, being referred to herein as a “Terminating Purchaser”; the Purchase Group of each Terminating Purchaser being referred to herein as a “Terminating Purchase Group”), and the Commitment of such Terminating Committed Purchaser is not assigned to another Person in accordance with the terms of Article XII prior to the Scheduled Liquidity Termination Date, the Commitment of such Terminating Committed Purchaser shall automatically terminate on the Scheduled Liquidity Termination Date, and the Purchase Limit shall be reduced by an amount equal to each such Terminating Committed Purchaser’s Commitment on the Scheduled Liquidity Termination Date.

(b) Upon reduction to zero of the Capital of all interests in the Purchaser Interest of a Terminating Purchase Group (after application of Collections thereto pursuant to Sections 2.2 and 2.3) (i) all rights and obligations of the Managing Agent and Purchasers in such Terminating Purchase Group hereunder shall be terminated, (ii) such Terminating Purchase Group shall cease to be a “Purchase Group” hereunder and (iii) the related Terminating Committed Purchaser shall no longer be a “Committed Purchaser” hereunder; provided, however, that the provisions of Article X shall continue in effect for the benefit of the Managing Agent and of each Purchaser in such Terminating Purchase Group with respect to Capital held by such Purchasers prior to such termination.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of the Administrative Agent, any Managing Agent, any L/C Issuer or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Seller, the Administrative Agent and the Required Managing Agents, may enter into written amendments, supplements, modifications or waivers of any provisions of this Agreement, provided, however, that no such amendment, supplement, modification or waiver shall:

(i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to any Managing Agent or the Administrative Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Committed Purchaser’s Pro Rata Share (except pursuant to Section 13.1) or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of Required Managing Agents or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Aggregate Reserves,” “Default Ratio,” “Delinquency Ratio,” “Dilution Ratio,” “Dilution Reserve,” “Eligible Receivable,” “Loss Reserve,” “Loss Percentage,” “Purchaser Interest,” “Special Concentration Limit,” “Turnover Ratio” or “Yield and Servicing Reserve”, (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses or (I) release the lien of the Administrative Agent for the benefit of the Purchasers on all or substantially all of the Receivables; or

(ii) without the written consent of any L/C Issuer, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such L/C Issuer; or

(iii) without the written consent of the then Administrative Agent or any Managing Agent, as applicable, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Administrative Agent or Managing Agent.

Notwithstanding the foregoing, Seller, the Administrative Agent and the Required Managing Agents may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, or any other provision of this Agreement without the consent of any L/C Issuer, provided that such amendment has no negative impact upon such L/C Issuer. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, Servicer, the Managing Agents, the L/C Issuers, the Purchasers and the Administrative Agent.

Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including email, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule D hereto or at such other address, facsimile or telecopy number or email address as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by email or telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address set forth on Schedule D hereto or as otherwise specified pursuant to this Section 14.2. Seller hereby authorizes the Administrative Agent and each Managing Agent to effect purchases and each Managing Agent to make Tranche Period and Interest Rate selections based on telephonic notices made by any Person whom the Administrative Agent or such Managing Agent, as applicable, in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Administrative Agent (and the Administrative Agent shall promptly forward such written confirmation to each Managing Agent) a written confirmation of each telephonic notice signed by an Authorized Officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Administrative Agent or any Managing Agent, the records of the Administrative Agent or such Managing Agent, as applicable, shall govern absent manifest error.

Section 14.3 Setoff; Ratable Payments. (a) Right of Setoff. If an Amortization Event shall have occurred and be continuing, each Purchaser is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding Cash-Collateral which shall be applied in accordance with the terms of this Agreement only) at any time held and other obligations at any time due and owing by such Purchaser to or for the credit or the account of Seller against any of and all the obligations of Seller now or hereafter existing under this Agreement held by such Purchaser, irrespective of whether or not such Purchaser shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Purchaser under this Section are in addition to other rights and remedies (including other rights of setoff) which such Purchaser may have. Each Purchaser agrees to promptly notify Seller and the Administrative Agent after any such setoff and application by such Purchaser.

(b) If any Purchaser or L/C Issuer, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser or such L/C Issuer (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser or other L/C Issuer, as applicable, entitled to receive a ratable share of such Aggregate Unpaids, each such Purchaser and L/C Issuer agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers or other L/C Issuers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate

Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser or L/C Issuer, as applicable, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4 Protection of Ownership Interests of the Purchasers. (a) Each Seller Party agrees that from time to time, at Seller’s expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Administrative Agent or any Managing Agent may request, to perfect, protect or more fully evidence the Purchaser Interest, or to enable the Administrative Agent, the Managing Agents or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time after the occurrence of the Amortization Date, the Administrative Agent shall, at the written direction of the Required Managing Agents, direct Seller or Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Seller or Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

(b) If any Seller Party fails to perform any of its obligations hereunder, the Administrative Agent, any Managing Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s, such Managing Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable. The Administrative Agent agrees that it shall not exercise the rights under the foregoing appointment except after the occurrence and during the continuance of an Amortization Event.

Section 14.5 Confidentiality. (a) Each of the Administrative Agent, the Managing Agents, the L/C Issuers and the Purchasers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) upon the request or demand of any regulatory authority having jurisdiction over such Administrative Agent, Managing Agent, L/C Issuer or Purchaser, as applicable, or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, (i) promptly notify Seller in advance of such disclosure, to the extent permitted by law, and (ii) so furnish only that portion of such information which the applicable Person is legally required to disclose), (c) to the extent required by any legal, judicial, administrative proceeding or other process or otherwise as required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Administrative Agent, Managing Agent, L/C Issuer or Purchaser, as applicable, shall (i) promptly notify Seller in advance of such disclosure, to the extent permitted by law, and (ii) so furnish only that portion of such information which the applicable Person is legally required to disclose), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions no less restrictive than those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) to the rating agencies, any commercial paper dealer, providers of credit enhancement or liquidity to any Conduit Purchaser and any equity investor in any Conduit Purchasers, (h) to a nationally recognized statistical rating organization in compliance with Rule 17g-5 under the Exchange Act (or to any other rating agency in compliance with any similar rule or regulation in any relevant jurisdiction), (i) with the consent of Seller, or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Managing Agent, any L/C Issuer or any Purchaser on a nonconfidential basis from a source other than a Seller Party or one of its Affiliates; provided, that (notwithstanding the foregoing) no such nonpublic information which contains projections or forecasts with respect to a Seller Party or any of its Affiliates shall be disclosed, disseminated or otherwise made available pursuant to clause (f) above. For the purposes of this Section, “Information” means all information received from Marathon or any of its Subsidiaries relating to Marathon or any of its Affiliates (including, without limitation, MOC, to the extent MOC is an Affiliate of Marathon) or their business, other than any such information that is available to the Administrative Agent, any Managing Agent, any L/C Issuer or any Purchaser on a nonconfidential basis prior to disclosure by Marathon or any of its Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) Each Seller Party, each Managing Agent and each Purchaser shall maintain and shall cause each of its directors, officers, employees and agents to maintain the confidentiality of this Agreement, the Fee Letter, the other Transaction Documents and the other confidential or proprietary information with respect to the Administrative Agent, each Managing Agent, each L/C Issuer and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party, such Managing Agent, such L/C Issuer and such Purchaser and its officers and employees may disclose such information to such Seller Party’s, such Managing Agent’s, such L/C Issuer’s and such Purchaser’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding, and each Purchaser may disclose such information in accordance with the provisions of Section 14.5(a). Anything herein to the contrary notwithstanding, each Seller Party, each Purchaser, each Managing Agent, each L/C Issuer, the Administrative Agent, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

Section 14.6 Bankruptcy Petition. Seller, Servicer, the Administrative Agent, each Managing Agent, each L/C Issuer and each Purchaser hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Conduit Purchaser or, if applicable, any Related CP Issuer, it will not institute against, or join any other Person in instituting against, such Conduit Purchaser or any Related CP Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.7 Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of any Conduit Purchaser under this Agreement are solely the obligations of such Conduit Purchaser and shall be payable at such time as funds are received by or are available to such Conduit Purchaser in excess of funds necessary to pay in full all outstanding Commercial Paper and, if applicable, all obligations and liabilities of such Conduit Purchaser to any Related CP Issuer, and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of the Federal Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

No recourse under any obligation, covenant or agreement of any Conduit Purchaser contained in this Agreement shall be had against any member, manager, officer, director, employee or agent of such Conduit Purchaser, the Administrative Agent, the Managing Agents, the L/C Issuers, the other Purchasers or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of such Conduit Purchaser individually, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, employee or agent of such Conduit Purchaser, the Administrative Agent, the Managing Agents, the L/C Issuers, the other Purchasers or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Conduit Purchaser of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such member, manager, officer, director, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or omissions made by them.

Section 14.8 Limitation of Liability. No claim may be made by any Seller Party or any other Person against the Administrative Agent, any Managing Agent, any Purchaser, any L/C Issuer, any Funding Source or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.9 CHOICE OF LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES).

Section 14.10 CONSENT TO JURISDICTION. (a) EACH SELLER PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY

JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY MANAGING AGENT, ANY L/C ISSUER OR ANY PURCHASER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY SELLER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH SELLER PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 14.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.12 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, Article XI and Sections 14.5, 14.6, 14.7 and 14.8 shall be continuing and shall survive any termination of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

Section 14.13 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail in .pdf format shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.14 Agent Roles. (a) Each of the Managing Agents, the L/C Issuers and the Purchasers acknowledges that JPMorgan acts, or may in the future act, (i) as Administrative Agent for the Purchasers, (ii) as Managing Agent for one or more Conduit Purchasers and Committed Purchasers in its Purchase Group, (iii) as administrative agent for any Conduit Purchaser or any Committed Purchaser, (iv) as issuing and paying agent for certain Commercial Paper, (v) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (vi) to provide other services from time to time for certain Conduit Purchaser and/or certain Committed Purchaser (collectively, the “JPMorgan Roles”). Without limiting the generality of this Section 14.14, each Committed Purchaser hereby acknowledges and consents to any and all JPMorgan Roles and agrees that in connection with any JPMorgan Role, JPMorgan may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for any such Conduit Purchaser.

(b) Managing Agent Institution Roles. Each of the Purchasers and L/C Issuers acknowledges that each Person that serves as a Managing Agent hereunder (a “Managing Agent Institution”) acts, or may in the future act, (i) as Managing Agent for one or more Conduit Purchasers and Committed Purchasers in its Purchase Group, (ii) as issuing and paying agent for each such Conduit Purchaser’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for each such Conduit Purchaser’s Commercial Paper and (iv) to provide other services from time to time for some or all of the Conduit Purchasers (collectively, the “Managing Agent Institution Roles”). Without limiting the generality of this Section 14.14(b), each Committed Purchaser hereby acknowledges and consents to any and all Managing Agent Institution Roles and agrees that in connection with any Managing Agent Institution Role, the applicable Managing Agent Institution may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the related Conduit Purchaser.

Section 14.15 Characterization. (a) It is the intention of the parties hereto that each Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable interest in the Purchaser Interest. Except as specifically provided in this Agreement, each Purchase hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser, each Managing Agent and the Administrative Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, any Managing Agent or the Administrative Agent or any assignee thereof of any obligation of Seller or any Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.

(b) In addition to any ownership interest which the Administrative Agent, on behalf of the Purchasers, may from time to time acquire pursuant hereto, Seller hereby grants to the Administrative Agent, for the ratable benefit of the Purchasers and the other Indemnified Parties, a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, all of Seller’s rights, title, and interest in, to and under the Receivables Sale Agreement (including, without limitation, (a) all rights to indemnification arising thereunder, (b) all rights of MPC LP under the Receivables Transfer Agreement transferred to Seller pursuant to the Receivables Sale Agreement and (c) all UCC financing statements filed pursuant thereto), all amounts paid to Cash-Collateralize any Letter of Credit, all proceeds of any of the foregoing and all other assets in which the Administrative Agent has acquired, may hereafter acquire and/or purports to have acquired an interest hereunder, prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Administrative Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

(c) If, notwithstanding the intention of the parties expressed above, any sale or transfer by Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. In the case of any Recharacterization, Seller represents and warrants that each remittance of Collections to the Administrative Agent or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of its business or financial affairs and (ii) made in the ordinary course of its business or financial affairs.

Section 14.16 USA PATRIOT Act. Each Committed Purchaser that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Seller Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Seller Party, which information includes the name and address of the each Seller Party and other information that will allow such Committed Purchaser to identify each Seller Party in accordance with the Act.

Section 14.17 Amendment and Restatement; Consent to Amendment of Receivables Sale Agreement and Performance Undertaking and Receivables Transfer Agreement. This Agreement amends, restates and supersedes in its entirety the Original RPA and shall not constitute a novation thereof. It is the intent of each of the parties hereto that all references to the Original RPA in any Transaction Document to which such party is a party and which becomes or remains effective on or after the date hereof shall be deemed to mean and be references to this Agreement. By its signature hereto, the Administrative Agent and each Managing Agent consents to the terms of (1) the Amended and Restated Receivables Sale Agreement of even date herewith between MPC LP, as seller and the Seller, as buyer, (2) the Amended and Restated Performance Undertaking of even date herewith by Marathon in favor of the Seller and (3) the Receivables Transfer Agreement of even date herewith between Marathon Canada, as seller and MPC LP, as buyer.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

MPC TRADE RECEIVABLES COMPANY LLC, as Seller

By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: President

MARATHON PETROLEUM COMPANY LP, as Servicer

By: MPC Investment LLC, its general partner

By:	/s/ Donald C. Templin
Name: Donald C. Templin
Title: Senior Vice President and Chief Financial Officer

Signature Page to

Amended and Restated Receivables Purchase Agreement

MPC Trade Receivables Company LLC

CHARIOT FUNDING LLC, as a Conduit Purchaser

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By:	/s/ John M. Kuhns
	Name:	John M. Kuhns
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Committed Purchaser, as a Managing Agent, as an L/C Issuer and as Administrative Agent

By:	/s/ John M. Kuhns
	Name:	John M. Kuhns
	Title:	Executive Director

Signature Page to

Amended and Restated Receivables Purchase Agreement

MPC Trade Receivables Company LLC

BANK OF AMERICA, N.A., as a Committed Purchaser, as a Managing Agent and as an L/C Issuer

By:	/s/ Nina Austin
	Name:	Nina Austin
	Title:	Vice President

Signature Page to

Amended and Restated Receivables Purchase Agreement

MPC Trade Receivables Company LLC

VICTORY RECEIVABLES CORPORATION, as a Conduit Purchaser

By:	/s/ David V. DeAngelis
	Name:	David V. DeAngelis
	Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Committed Purchaser

By:	/s/ Andrew Oram
	Name:	Andrew Oram
	Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Managing Agent

By:	/s/ Aditya Reddy
	Name:	Aditya Reddy
	Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an L/C Issuer

By:	/s/ Andrew Oram
	Name:	Andrew Oram
	Title:	Managing Director

Signature Page to

Amended and Restated Receivables Purchase Agreement

MPC Trade Receivables Company LLC

CHARTA, LLC as a Conduit Purchaser

By:	Citibank, N.A. as attorney-in fact

By:	/s/ Kosta Karantzoulis
	Name:	Kosta Karantzoulis
	Title:	Vice President

CITIBANK, N.A., as a Committed Purchaser, as a Managing Agent and as an L/C Issuer

By:	/s/ Kosta Karantzoulis
	Name:	Kosta Karantzoulis
	Title:	Vice President

Signature Page to

Amended and Restated Receivables Purchase Agreement

MPC Trade Receivables Company LLC

MARKET STREET FUNDING LLC, as a Conduit Purchaser

By:	/s/ Karla L. Boyd
	Name:	Karla L. Boyd
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser and as an L/C Issuer

By:	/s/ Thomas E. Redmond
	Name:	Thomas E. Redmond
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Managing Agent

By:	/s/ William Falcon
	Name:	William Falcon
	Title:	Vice President

Signature Page to

Amended and Restated Receivables Purchase Agreement

MPC Trade Receivables Company LLC

WINDMILL FUNDING CORPORATION, as a Conduit Purchaser

By:	/s/ Jill A. Russo
	Name:	Jill A. Russo
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Purchaser, as a Managing Agent and as an L/C Issuer

By:	RBS Securities, Inc., as agent

By:	/s/ Gregory S. Blanck
	Name:	Gregory S. Blanck
	Title:	Managing Director

Signature Page to

Amended and Restated Receivables Purchase Agreement

MPC Trade Receivables Company LLC

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accrual Period” means (i) in respect of each Tranche of a Committed Purchaser in a Commercial Paper Purchase Group for which Yield accrues by reference to the Adjusted LIBO Rate and each Tranche of a Conduit Purchaser funded by Tranche Funded Commercial Paper, the entire Tranche Period thereof and (ii) in respect of each Tranche of a Conduit Purchaser funded by Pooled Commercial Paper, each Tranche of a Committed Purchaser in a Balance Sheet Purchase Group and each Tranche of a Committed Purchaser for which Yield accrues by reference to the Alternate Base Rate, each calendar month; provided that the initial Accrual Period hereunder means the period from (and including) the date of the initial Credit Event hereunder to (and including) the last day of the calendar month thereafter.

“Adverse Claim” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, assignment for security, encumbrance, charge or security interest in, on or of such asset or (b) any other similar right or claim in, to or on such asset.

“Adjusted LIBO Rate” means, (x) with respect to any Tranche of a Committed Purchaser for any Tranche Period, the weighted average (rounded upward, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate for such Tranche Period multiplied by (b) the Statutory Reserve Rate; and (y) with respect to any Committed Purchaser in a Balance Sheet Purchase Group, on any day during an Accrual Period, the rate (rounded upward, if necessary, to the next 1/16 of 1%) equal to (a) LMIR for such day multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled” have meanings correlative thereto.

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital outstanding on such date.

“Aggregate Reduction” has the meaning specified in Section 1.3.

“Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Dilution Reserve and the Yield and Servicing Reserve.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all accrued and unpaid fees under the Fee Letter, CP Costs, Yield, Fronting Fees, Other L/C Fees, Aggregate Capital, all L/C Obligations and all other unpaid Obligations (whether due or accrued) at such time.

“Agreement” means this Amended and Restated Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Exh. I-1

“Alternate Base Rate” means for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%, and (c) the Adjusted LIBO Rate for a one month Tranche Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service, or any successor or substitute for such service) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Amortization Date” means the earliest to occur of (i) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (ii) the Business Day specified in a written notice from the Administrative Agent delivered at the direction of the Required Managing Agents following the occurrence of any other Amortization Event, (iii) the date which is fifteen (15) days after the Administrative Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement, (iv) the Liquidity Termination Date, (v) the “Termination Date” under and as defined in the Receivables Sale Agreement and (vi) the “Termination Date” under and as defined in the Receivables Transfer Agreement.

“Amortization Event” has the meaning specified in Section 9.1.

“Applicable Margin” has the meaning specified in the Fee Letter.

“Asphalt Products” means asphalt cement, asphalt cement binders, cutback asphalt, flux, asphalt emulsions, polymer modified asphalt cement, polymer modified asphalt emulsions, micro-surfacing emulsions, chemically modified asphalt, crack sealant products and related high performance products, excluding, for the avoidance of doubt, wellsite fluids, tops and distillate.

“Asphalt Receivable” means a Receivable that relates to a Contract (a) which has an original payment due date that is more than thirty (30) days but less than ninety-one (91) days after the invoice date and (b) pursuant to or under which the Obligor is obligated to pay for Asphalt Products.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Authorized Officer” means, with respect to any Person, its president, any vice president, manager, corporate controller, assistant controller, treasurer, assistant treasurer or chief financial officer, or of its general partner or managing member, if applicable.

“Auto-Extension Letter of Credit” has the meaning set forth in Section 1.5(e)(ii).

“Balance Sheet Purchase Group” means each Purchase Group that does not include a Conduit Purchaser and is identified on Schedule A hereto (or in the Assignment Agreement pursuant to which such Purchase Group became party hereto) as a “Balance Sheet Purchase Group”, or which has been designated in writing to Seller and the Administrative Agent as a “Balance Sheet Purchase Group” by the Managing Agent thereof.

“Broken Funding Costs” means for any Tranche which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder, (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice, (iii) is assigned to the Committed Purchasers pursuant to the Funding Agreement or (iv) otherwise is terminated prior to the date on which it

Exh. I-2

was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Managing Agent to relate to such Tranche (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Tranche if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Tranche, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Tranche, and (y) to the extent such Capital is not allocated to another Tranche, the income, if any, actually received during the remainder of such period by the holder of such Tranche from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder on the first Settlement Date after demand.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Charlotte, North Carolina, Cincinnati, Ohio, Pittsburgh, Pennsylvania or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the Adjusted LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Capital” of any Purchaser or L/C Issuer means, at any time, (A) the portion of the Purchase Price paid by such Purchaser to Seller in consideration of an Incremental Purchase plus (B) the aggregate amount paid by such Purchaser to an L/C Issuer pursuant to Section 1.5 plus (C) with respect to an L/C Issuer, the aggregate amount of Reimbursement Obligations owing to such L/C Issuer minus (D) sum of the aggregate amount of Collections and other payments received by the Administrative Agent, the Managing Agents or the Purchasers in respect thereof which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as GAAP was in effect on December 31, 2010), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (as GAAP was in effect on December 31, 2010).

“Cash-Collateralize” means to pledge to the Administrative Agent, for the benefit of the applicable L/C Issuer (and the participating Purchasers), and deposit into the L/C Collateral Account, as collateral for the L/C Obligations, immediately available funds (x) unless otherwise expressly provided herein, in an amount equal to the Required Cash-Collateral Amount and (y) pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuer; and “Cash-Collateral” shall have a correlative meaning.

“Change of Control” means the occurrence of any of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Marathon entitled to vote in the election of directors (other than such Equity Interests having

Exh. I-3

such power only by reason of the happening of a contingency which contingency has not yet happened); (b) during any period of twenty-five consecutive months, commencing on or after June 30, 2011, a majority of the members of the board of directors of Marathon ceases to be composed of individuals (i) who were members of such board on the first day of such period, (ii) whose election, nomination or appointment to such board was approved by individuals referred to in clause (i) above constituting at the time of such election, nomination or appointment at least a majority of such board or (iii) whose election, nomination or appointment to such board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election, nomination or appointment at least a majority of such board; or (c) the occurrence of a “Change of Control” event as set forth in clause (2) of the definition of “Change of Control” in the Indenture with respect to the Senior Notes dated as of February 1, 2011. For purposes of this definition, the following terms shall have the following meanings:

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than any debt security which by its terms is convertible at the option of the holder into Equity Interests, to the extent such holder has not so converted such debt security).

“Senior Notes” means, collectively, Marathon’s 3 1/2% Senior Notes due 2016, 5 1/8% Senior Notes due 2021 and 6 1/2% Senior Notes due 2041.

“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor), (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Servicer’s or Seller’s books as uncollectible, (iv) which has been identified by Servicer or Seller as uncollectible or (v) as to which any payment, or part thereof, remains unpaid for more than ninety (90) days past invoice for such payment.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

“Collection Account Agreement” means an agreement in form and substance acceptable to the Administrative Agent, by and among Seller, the Administrative Agent, Servicer (if applicable) and the applicable Collection Bank.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form attached to, or otherwise conforming the requirements set forth in, the applicable Collection Account Agreement, from the Administrative Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, principal, Finance Charges, recoveries or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable and any Deemed Collections.

Exh. I-4

“Commercial Paper” means, with respect to any Conduit Purchaser, the promissory notes issued by such Conduit Purchaser or, if applicable, its Related CP Issuer, in the commercial paper market.

“Commercial Paper Purchase Group” means, each Purchase Group listed on Schedule A hereto (or in the Assignment Agreement pursuant to which such Purchase Group became party hereto) as a “Commercial Paper Purchase Group”, or which has been designated in writing to Seller and the Administrative Agent as a “Commercial Paper Purchase Group” by the Managing Agent thereof.

“Committed Purchasers” has the meaning set forth in the preamble to this Agreement.

“Commitment” means, for each Committed Purchaser, the commitment of such Committed Purchaser to fund its Pro Rata Share of each Purchase and to incur its Pro Rata Share of participation interests in respect of L/C Purchases under Section 1.5(f), such Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Committed Purchaser’s name on Schedule A to this Agreement or, in the case of a Committed Purchaser that becomes a party to this Agreement pursuant to an Assignment Agreement, the amount set forth therein as such Committed Purchaser’s “Commitment”, in each case, as such amount may be modified in accordance with the terms hereof.

“Commitment Fee” has the meaning specified in the Fee Letter.

“Conduit Purchaser” has the meaning set forth in the preamble to this Agreement.

“Concentration Limit” means, at any time, for any Obligor, an amount equal to the product of (a) the highest of the following, as applicable: (i) one quarter of the Loss Reserve Floor (the “Standard Concentration Limit”); (ii) with respect to any Obligor with a Debt Rating of “AA” or better by S&P and “Aa2” or better by Moody’s (a “Tier I Concentration Limit”), 8.0%; (iii) with respect to any Obligor with a Debt Rating of “BBB-” or better by S&P and “Baa3” or better by Moody’s (a “Tier II Concentration Limit”), 4.0%; or (iv) such other amount (a “Special Concentration Limit”) for such Obligor set forth on Schedule E hereof, so long as such Obligor has a Debt Rating of “BBB-” or better by S&P and “Baa3” or better by Moody’s, and (b) the Eligible Receivables Balance at such time; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that the Administrative Agent may, upon direction of the Required Managing Agents, upon not less than three (3) Business Days’ notice to Seller, cancel any Special Concentration Limit without retroactive effect.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“CP Costs” means,

(a) with respect to Pooled Commercial Paper for any day, the sum of (i) discount or yield accrued on Pooled Commercial Paper of such Conduit Purchaser on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding received by Conduit Purchaser pursuant to any program liquidity facilities, swing line facilities or other credit facilities in connection with receivable purchase facilities which are funded by Pooled Commercial Paper for such day, plus (iv) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper for such day, minus (v) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (vi) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Capital funded or maintained by a Conduit Purchaser pursuant to the terms of any receivable purchase facilities funded substantially with Pooled Commercial Paper; and

Exh. I-5

(b) with respect to any Tranche Funded Commercial Paper for any day, a rate of interest equal to the per annum rate (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year) equivalent to the weighted average of the per annum rates (as determined by the related Managing Agent) paid or payable by such Tranche Funding Conduit Purchaser from time to time as interest on or otherwise in respect of Commercial Paper that is allocated, in whole or in part, by its related Managing Agent to fund the purchase or maintenance of any Capital (and which may also be allocated in part to the funding of other assets of such Tranche Funding Conduit Purchaser) during such Tranche Period (or portion thereof) as determined by the related Managing Agent, which rates shall reflect and give effect to (i) certain documentation and transaction costs (including dealer and placement agent commissions) associated with the issuance of the Commercial Paper and (ii) other borrowings by such Tranche Funding Conduit Purchaser, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by the related Managing Agent to fund such Tranche Funding Conduit Purchaser’s purchase or maintenance of Capital during such Tranche Period.

“CRD” means the Capital Requirements Directive which is comprised of Directives 2006/48/EC of the European Parliament and of the Council of 14 June 2006 relating to the taking up and pursuit of the business of credit institutions and Directive 2006/49/EC of the European Parliament and of the Council of 14 June 2006 on the capital adequacy of investment firms and credit institutions, as amended from time to time.

“Credit and Collection Policy” means MPC LP’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and attached as Schedule C hereto, as modified from time to time in accordance with this Agreement.

“Credit Event” means (i) a Purchase, (ii) the renewal, extension, increase, decrease or other modification of a Letter of Credit or (iii) any Reinvestment.

“Crude Oil Receivable” means any Receivable arising from the sale of crude oil or the rendering of services in connection therewith.

“Daily Report” means a report, in form and substance mutually agreed upon by Servicer and the Managing Agents (appropriately completed), furnished by Servicer to the Managing Agents and the Administrative Agent pursuant to Section 8.5.

“Daily Reporting Period” means any Level 3 Ratings Period.

“Debt Rating” means, with respect to any Person at any time, the senior unsecured long-term debt rating assigned by S&P or Moody’s for such Person, in each case without giving effect to any third party credit enhancement.

“Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection (i) if at any time the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller or any Originator (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), such Deemed Collection being equal to the amount of such reduction, discount

Exh. I-6

or other adjustment or (ii) if at any time any of the representations or warranties in clauses (i), (j), (q), (r), (s), (t), (u) and (z) of Section 5.1 are no longer true with respect to any Receivable, in an amount equal to the Outstanding Balance of such Receivable.

“Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to the sum of (a) 2.00%, (b) the Applicable Margin and (c) the Alternate Base Rate.

“Default Ratio” means, for any calendar month, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables (without duplication) which remain unpaid for more than sixty (60) but less than ninety-one (91) days past invoice as of the end of such month (other than any Asphalt Receivable which is not past due) plus the aggregate Outstanding Balance of all Receivables (without duplication) which, consistent with the Credit and Collection Policy, were or should have been written off Seller’s books as uncollectible during such month divided by (ii) the aggregate Outstanding Balance of all Receivables as of the end of such month; provided, that any Receivable that would otherwise be included in the calculation of the “Default Ratio” because such Receivable has aged the specified number of days past invoice, may be netted, for the purposes of this calculation, with any credits (x) that have been issued for the purpose of writing off a portion if such Receivable due to the bankruptcy of the Obligor thereof and (y) that are specifically denoted as applying to the invoice that gave rise to such Receivable.

“Defaulting Committed Purchaser” means any Committed Purchaser that, as determined by the Administrative Agent, (a) has failed to fund any of its obligations to participate in any Letter of Credit or reimburse any L/C Issuer, including in respect of Incremental Purchases to pay any Reimbursement Obligations, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified any Seller Party, the Administrative Agent, any Managing Agent or any other Purchaser that it does not intend to comply with such funding obligations or has made a public statement to that effect with respect to such funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with such funding obligations, or (d) has, or has a direct or indirect parent company that has, taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Committed Purchaser or such direct or indirect parent company); provided, that a Committed Purchaser should not be deemed Defaulting Committed Purchaser hereunder solely by virtue of any control of or ownership interest in, or the acquisition of any ownership interest in, such Person or the exercise of control over such Person by a Governmental Authority or instrumentality thereof if and for so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such governmental authority or instrumentality) to reject, repudiate, disavow or disaffirm obligations such as those under this Agreement.

“Delinquency Ratio” means, for any calendar month, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables as of the end of such month divided by (ii) the aggregate Outstanding Balance of all Receivables as of the end of such month; provided that any Receivable that would otherwise be included in the calculation of the “Delinquency Ratio” because such Receivable has aged more than sixty (60) days past invoice, may be netted, for the purposes of this calculation, with any credits (i) that have been issued for the purpose of writing off a portion of such Receivable due to the bankruptcy of the Obligor thereof and (ii) that are specifically denoted as applying to the invoice that gave rise to such Receivable.

Exh. I-7

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than sixty (60) days past invoice (other than an Asphalt Receivable which is not past due).

“Dilution Horizon Ratio” means, as of any date, a ratio computed as of the last day of the most recently ended calendar month by dividing (i) one half of the aggregate amount of gross sales of the Originators generated during the most recently ended calendar month by (ii) the Net Receivables Balance as of the most recently ended calendar month.

“Dilution Ratio” means, as of the end of any calendar month, the ratio (expressed as a percentage) computed as of the last day of such calendar month by dividing (i) the aggregate amount of Dilutions (other than Discount Credits and Rebate Credits) which occurred during such calendar month by (ii) the aggregate amount of gross sales of the Originators generated during the most recently ended calendar month.

“Dilution Reserve” means, on any date, an amount equal to the Dilution Reserve Percentage at such time multiplied by the Net Receivables Balance at such time.

“Dilution Reserve Floor” means 8.0%.

“Dilution Reserve Percentage” means, on any date, the greater of (i) the Dilution Reserve Floor and (ii) the amount expressed as a percentage and calculated in accordance with the following formula:

DRP = {(SF x ED) + ((DS – ED) x (DS / ED))} x DHR

where:

SF	=	2.25.

ED	=	the average of the Dilution Ratios for the twelve (12) most recently ended calendar months.

DS	=	the highest Dilution Ratio during the twelve (12) most recently ended calendar months.

DHR	=	the Dilution Horizon Ratio at such time.

“Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.

“Discount Credits” means, credits issued by Servicer or any Originator to Obligors in respect of early pay discounts.

“Discount Credits Ratio” means, for any calendar month, the ratio (expressed as a percentage) computed as of the last day of such month by dividing (i) the aggregate amount of Discount Credits for such month by (ii) the aggregate amount of gross sales of the Originators generated during such month.

“Discount Proxy Amount” means, as of any date, an amount equal to the highest Discount Credits Ratio during the six (6) most recently ended calendar months multiplied by the aggregate amount of gross sales of the Originators generated during the most recently ended calendar month.

“Drawing Date” is defined in Section 1.5(f)(i).

Exh. I-8

“Eligible Investments” shall mean:

(a) direct obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, if such obligations are backed by the full faith and credit of the United States;

(b) federal funds, certificates of deposit, time deposits, demand deposits, notes and bankers’ acceptances of any United States depository institution or trust company organized under the laws of the United States or any state thereof and subject to examination and supervision by federal or state financial institutions regulatory authorities; provided, however, that the short-term obligations of such depository institution or trust company are rated “A-1+” by S&P and “P-1” by Moody’s;

(c) commercial paper, demand notes, master notes, promissory notes or other short-term debt obligations of any corporation incorporated under the laws of the United States or any state thereof which on the date of the acquisition are rated “A-1+” by S&P and “P-1” by Moody’s;

(d) investment in money market funds rated “Aam” or better by S&P and “Aa” or better by Moody’s; and

(e) any other investment approved in writing by the Administrative Agent in consultation with Seller.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which:

(a) if a natural person, is a resident of the United States or, if a corporation or other business organization, either (x) is organized under the laws of the United States or any political subdivision thereof, is a resident of the United States or any political subdivision thereof and has a place of business within the United States, (y) if the Obligor thereof is a resident of, or organized under the laws of, Canada, the Outstanding Balance of which, when added to the aggregate Outstanding Balance of all other Eligible Receivables the Obligor of which is a resident of, or organized under the laws of, Canada, does not exceed twenty percent (20.0%) of the aggregate Outstanding Balance of all Receivables at such time, or (z) if the Obligor thereof is a resident of, or organized under the laws of, a country other than the United States or Canada the Outstanding Balance of which, when added to the aggregate Outstanding Balance of all other Eligible Receivables the Obligor of which is a resident of, or organized under the laws of, a country other than the United States or Canada, does not exceed five percent (5.0%) of the aggregate Outstanding Balance of all Receivables at such time;

(b) is not an Affiliate of any of the parties hereto (other than an Affiliate of any Purchaser); and

(c) is either (x) a Governmental Authority at the state or local level of a State within the United States or (y) a United States Federal Governmental Authority, so long as the Outstanding Balance of such Receivable when added to the aggregate Outstanding Balance of all other Eligible Receivables the Obligor of which is a United States Federal Governmental Authority, does not exceed five percent (5.0%) of the aggregate Outstanding Balance of all Receivables at such time,

Exh. I-9

(ii) the Obligor of which is not the Obligor of Charged-Off Receivables, the balance of which exceeds twenty-five percent (25%) or more of all Receivables of such Obligor,

(iii) which is not a Charged-Off Receivable or a Receivable as to which any payment, or part thereof, remains unpaid for more than thirty (30) days past invoice (other than an Asphalt Receivable which is not past due),

(iv) which is either (x) due and payable by its terms within thirty (30) days of the original billing date therefor or (y) is an Asphalt Receivable which is not past due, so long as the Outstanding Balance of such Asphalt Receivable, when added to the aggregate Outstanding Balance of all other Asphalt Receivables, does not exceed five percent (5.0%) of the aggregate Outstanding Balance of all Receivables at such time, and, in each case, has not had its payment terms extended,

(v) which is an “account” or “chattel paper” within the meaning of Section 9-102(2) and Section 9-102(11), respectively, of the UCC of all applicable jurisdictions,

(vi) which is denominated and payable either (x) only in United States dollars in the United States or (y) only in Canadian dollars in Canada, so long as the Outstanding Balance of such Receivable, when added to the aggregate Outstanding Balance of all other Eligible Receivables which are denominated and payable in Canadian dollars in Canada does not exceed 2.5% of the aggregate Outstanding Balance of all Receivables at such time,

(vii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with the terms of such Contract,

(viii) which arises under a Contract which does not contain any enforceable restriction on assignability of such Receivable that is effective under applicable law (taking into account the applicable UCC),

(ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

(x) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, trading with the enemy and trade and similar sanctions) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(xi) which satisfies all applicable requirements of the Credit and Collection Policy,

(xii) which was generated in the ordinary course of the applicable Originator’s business,

(xiii) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

Exh. I-10

(xiv) which is not subject to (A) any right of rescission, set off (excluding offsets pursuant to credit balance arrangements, net-outs, setoff of delivery or payment obligations, customer deposits held at the applicable Originator, potential excise tax offsets and other similar customary contractual arrangements between such Originator and the related Obligor), counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator, (B) any other Adverse Claim (other than Permitted Liens) or (C) any contra balance (which, during any Level 2 Ratings Period or any Level 3 Ratings Period, shall be deemed to include all accounts payable owing from the applicable Originator to any Affiliate of an Obligor), and the Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract),

(xv) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor, and

(xvi) all right, title and interest to and in which has been validly transferred (A) in the case of a Receivable originated by Marathon Canada, (i) by Marathon Canada directly to MPC LP under and in accordance with the Receivables Transfer Agreement and (ii) thereafter by MPC LP directly to Seller under and in accordance with the Receivables Sale Agreement and (B) in the case of a Receivable originated by MPC LP, by MPC LP directly to Seller under and in accordance with the Receivables Sale Agreement, and, in each such case, Seller has good and marketable title thereto free and clear of any Adverse Claim (other than Permitted Liens).

“Eligible Receivables Balance” means the aggregate Outstanding Balance of all Eligible Receivables less the sum of (i) the Discount Proxy Amount and (ii) the Rebate Accrual Amount.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Marathon, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Marathon or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Marathon or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Marathon or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Marathon or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Marathon or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

Exh. I-11

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Receivables” means all indebtedness and other obligations owed to an Originator or in which an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the extension of credit under proprietary credit card services by such Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto.

“Facility Termination Date” means the earlier of (i) the Liquidity Termination Date and (ii) the Amortization Date.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain letter agreement dated as of July 1, 2011, by and among Seller, the Managing Agents and the Administrative Agent, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Final Payout Date” means the date on which the Commitments hereunder shall have expired or terminated, the Aggregate Unpaids have been indefeasibly paid in full in cash, all Letters of Credit have terminated or expired or have been Cash-Collateralized and this Agreement terminates in accordance with its terms.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Fronting Fees” is defined in Section 1.5(k).

“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Conduit Purchaser or, if applicable, its Related CP Issuer.

“Funding Source” means (i) any Committed Purchaser, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit Purchaser, (iii) any agent, administrator or manager of a Conduit Purchaser, or (iv) any holding company in respect of any of the foregoing.

“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

Exh. I-12

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, regulatory, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority).

“Group L/C Sublimit” means, with respect to any Purchase Group, the amount set forth on Schedule A hereto (or in the Assignment Agreement pursuant to which such Purchase Group became party hereto) subject to assignment pursuant to Section 12.1.

“Group Purchase Limit” means, with respect to any Purchase Group, the amount set forth on Schedule A hereto (or in the Assignment Agreement pursuant to which such Purchase Group became party hereto) subject to assignment pursuant to Section 12.1, as such amount may be reduced in accordance with Section 1.1(b).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Incremental Purchase” is defined in Section 1.1(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable and accrued liabilities incurred in the ordinary course of business and (ii) amounts which are being contested in good faith and for which reserves in conformity with GAAP have been provided), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Adverse Claim on property owned or acquired by such Person (other than, in the case of property owned or acquired by Marathon or any Subsidiary thereof, Adverse Claims on equity interests in joint ventures which are permitted under the Revolving Credit Agreement), whether or not the Indebtedness secured thereby has been assumed, but only to the extent of such property’s fair market value, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is legally liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The Indebtedness of any Person shall not include endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business.

Exh. I-13

“Indemnified Amounts” is defined in Section 10.1.

“Indemnified Party” is defined in Section 10.1.

“Independent Manager” shall mean a member of the Board of Managers of Seller who (x) (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a manager of Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): Servicer, any Originator, Marathon or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities or (y) has been approved in writing by the Administrative Agent and the Managing Agents.

“Interest Rate” means, the Adjusted LIBO Rate or the Alternate Base Rate, as applicable, with respect to each Tranche funded or maintained by a Committed Purchaser or a Conduit Purchaser other than through the issuance of Pooled Commercial Paper.

“JPMorgan” means JPMorgan Chase Bank, N.A., in its individual capacity and its successors.

“L/C Collateral Account” has the meaning set forth in Section 1.5(o).

“L/C Issuer” means, each Person listed on Schedule A hereto (or in the Assignment Agreement pursuant to which such Person became party hereto) as an “L/C Issuer”, or which has been designated in writing to Seller and the Administrative Agent as an “L/C Issuer” by the related Managing Agent, together with their respective successors and permitted assigns hereunder.

“L/C Obligations” means, at any time, the sum, without duplication, of (a) the L/C Undrawn Amount at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“L/C Purchase” is defined in Section 1.1(a).

“L/C Sublimit” means $1,000,000,000.

“L/C Undrawn Amount” means, at any time, the aggregate undrawn amount of all outstanding Letters of Credit at such time.

“Letter of Credit” means a stand-by letter of credit issued by an L/C Issuer pursuant to this Agreement in United States Dollars for the account of MPC LP or an Affiliate of MPC LP at the request of MPC LP under and pursuant to the Receivables Sale Agreement.

“Letter of Credit Application” has the meaning set forth in Section 1.5(b).

Exh. I-14

“Letter of Credit Request” has the meaning set forth in Section 1.5(b).

“Level 1 Ratings Period” means any period of time during which the Debt Rating of Marathon is (i) “BBB-” or higher by S&P or (ii) “Baa3” or higher by Moody’s; provided, that if the ratings of S&P and Moody’s differ by more than one level, the rating one level below the higher of the two ratings shall control.

“Level 2 Ratings Period” means any period of time, other than a Level 3 Rating Period, during which the Debt Rating of Marathon is (i) lower than “BBB-” by S&P and (ii) lower than “Baa3” by Moody’s; provided, that if the ratings of S&P and Moody’s differ by more than one level, the rating one level below the higher of the two ratings shall control.

“Level 3 Ratings Period” means any period of time during which (A) the Debt Rating of Marathon is (i) “BB-” or lower by S&P or (ii) “Ba3” or lower by Moody’s; provided, that if the ratings of S&P and Moody’s differ by more than one level, the rating one level below the higher of the two ratings shall control, or (B) Marathon ceases to have a Debt Rating by S&P or Moody’s (other than by reason of such rating agency ceasing to be in the business of rating corporate debt obligations).

“LIBO Rate” means, with respect to any Capital for any Tranche Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service, or any successor or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Tranche Period, as the rate for dollar deposits with a maturity comparable to such Tranche Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Capital for such Tranche Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Tranche Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Tranche Period.

“Liquidity Termination Date” means June 30, 2014, subject to the extension thereof with respect to all or part of the Commitments pursuant to Section 13.1.

“LMIR” means, for any day, the one-month “Eurodollar Rate” for deposits in dollars as reported on Reuters Screen LIBOR01 Page or on any successor or substitute page of such service, or any successor or substitute for such service, for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the relevant Managing Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

“Loss Horizon Ratio” means, as of any date, a ratio computed as of the last day of the most recently ended calendar month by dividing (i) the aggregate amount of gross sales of the Originators during the most recently ended calendar month by (ii) the Net Receivables Balance as of the last day of such calendar month.

Exh. I-15

“Loss Percentage” means, at any time, the greater of (i) the Loss Reserve Floor and (ii) the amount expressed as a percentage and calculated in accordance with the following formula:

LP	=	LR x LHR x SF

where:

LR	=	the greatest three-month average Loss Ratio during the immediately preceding 12-month period.

LHR	=	the Loss Horizon Ratio at such time.

SF	=	2.25.

“Loss Ratio” means, on any date, the ratio (expressed as a percentage) computed as of the last day of the most recently ended calendar month equal to (i) the aggregate Outstanding Balance of all Receivables (without duplication) which remain unpaid for more than sixty (60) but less than ninety-one (91) days past invoice plus the aggregate Outstanding Balance of all Receivables (without duplication) which, consistent with the Credit and Collection Policy, were or should have been written off Seller’s books as uncollectible during the most recently ended calendar month plus the aggregate Outstanding Balance of all Receivables (without duplication) with respect to which the related Obligors are subject to a proceeding of the type described in Section 9.1(d) but which have not yet been written off Seller’s books as uncollectible, divided by (ii) the aggregate amount of gross sales of the Originators generated during the calendar month which ended two (2) calendar months prior to such last day.

“Loss Reserve” means, on any date, an amount equal to the product of (a) the Loss Percentage multiplied by (b) the Net Receivables Balance as of the close of business of Servicer on such date.

“Loss Reserve Floor” means 10.0%.

“Managing Agent” has the meaning set forth in the preamble to this Agreement.

“Marathon” means Marathon Petroleum Corporation, a Delaware corporation.

“Marathon Canada” means Marathon Petroleum Trading Canada LLC, a Delaware limited liability company.

“Marathon Competitor” means any competitor of Marathon engaged in the business of refining, trading, marketing or producing petroleum or petroleum products (other than a financial institution or an Affiliate thereof).

“Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of any Seller Party and its Subsidiaries, taken as a whole, (ii) the ability of any Seller Party to perform its obligations under this Agreement or Marathon to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“MOC” means Marathon Oil Corporation, a Delaware corporation.

Exh. I-16

“Monthly Report” means a report, in substantially the form of Exhibit VI hereto (appropriately completed), furnished by Servicer to the Administrative Agent pursuant to Section 8.5.

“Monthly Reporting Period” means any Level 1 Ratings Period.

“Monthly Settlement Date” means (a) for each of the first six full calendar months after the date hereof, the 25th day of such month and (b) for each calendar month thereafter, the 20th day of such month.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MPC LP” has the meaning set forth in the preamble to this Agreement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Receivables Balance” means, at any time, the Eligible Receivables Balance at such time reduced by the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor.

“Obligations” shall have the meaning set forth in Section 2.1.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Originator” means each of (i) MPC LP, in its capacity as seller under the Receivables Sale Agreement and (ii) Marathon Canada, in its capacity as seller under the Receivables Transfer Agreement.

“Other L/C Fees” is defined in Section 1.5(k).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 12.2.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Undertaking” means that certain Amended and Restated Performance Undertaking, dated as of October 1, 2011, by Marathon in favor of Seller, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Permitted Liens” means any liens (a) for taxes, assessments and governmental charges or levies in such case are either (i) not overdue or (ii) the validity or amount thereof is being contested in good faith by appropriate proceedings and as to which adequate reserves are set aside in accordance with GAAP and (b) of a collecting bank in the ordinary course of processing items for payment.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

Exh. I-17

“Pooled Commercial Paper” means Commercial Paper notes of a Conduit Purchaser (or, if applicable, its Related CP Issuer) subject to any particular pooling arrangement by such Conduit Purchaser, but excluding Commercial Paper issued by such Conduit Purchaser (or, if applicable, its Related CP Issuer) for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit Purchaser.

“Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its office located in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Transaction Documents” has the meaning set forth in the definition of “Transaction Documents”.

“Pro Rata Share” means, for each Committed Purchaser, a percentage (expressed out to five decimal places) equal to (i) the Commitment of such Committed Purchaser, divided by (ii) the aggregate amount of all Commitments of all Committed Purchasers hereunder, adjusted as necessary to give effect to the application of the terms of Section 1.5(n). If all of the Commitments have terminated or expired, the Pro Rata Shares shall be determined based upon the Commitments most recently in effect.

“Purchase” means an Incremental Purchase or an L/C Purchase.

“Purchase Group” means each group consisting of a Managing Agent, one or more related Committed Purchasers, any related Conduit Purchasers and a related L/C Issuer, if any.

“Purchase Group Share” means, with respect to any Purchase Group, the percentage (expressed out to five decimal places) equivalent to the fraction, the numerator of which is the aggregate Commitments of all Committed Purchasers in such Purchase Group and the denominator of which is the Purchase Limit. If all of the Commitments have terminated or expired, the Purchase Group Shares shall be determined based upon the Commitments most recently in effect.

“Purchase Limit” means $1,000,000,000, adjusted as necessary to give effect to any reduction pursuant to Section 1.1(b).

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase, the amount paid to or for the benefit of Seller in connection therewith (including in satisfaction of Reimbursement Obligations in respect of any Letter of Credit), which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, as applicable, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the sum of the Aggregate Capital and the L/C Undrawn Amount determined as of the date of the most recent Daily Report, Weekly Report or Monthly Report, as applicable.

“Purchasers” means each Conduit Purchaser, each Committed Purchaser and each L/C Issuer.

“Purchaser Interest” means, at any time, the undivided percentage ownership interest (computed as set forth below) of the Purchasers and L/C Issuers in (i) each Receivable arising prior to the time of the

Exh. I-18

most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Such undivided percentage interest shall equal:

AC + UA
NRB – AR

where:

AC	=	Aggregate Capital.

UA	=	L/C Undrawn Amount less the amount of Cash-Collateral on deposit in the L/C Collateral Account.

AR	=	the Aggregate Reserves.

NRB	=	the Net Receivables Balance.

The Purchaser Interest shall be computed time to time pursuant to Section 1.1(c) hereof.

“Purchasing Committed Purchaser” has the meaning set forth in Section 12.1(b).

“Rebate Accrual Amount” means, as of any date, the amount of accruals set forth on the balance sheet of Servicer or any Originator relating to volume rebates on such date.

“Rebate Credits” means credits issued by Servicer or the applicable Originator to Obligors in respect of volume rebates.

“Receivable” means all indebtedness and other obligations, other than Excluded Receivables, owed to Seller or the applicable Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Transfer Agreement, the Receivables Sale Agreement or hereunder) or in which Seller or the applicable Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of crude oil, condensate or refined petroleum products or the rendering of services in connection therewith by such Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivables Sale Agreement” means that certain Amended and Restated Receivables Sale Agreement, dated as of October 1, 2011, by and between MPC LP, as seller, and Seller, as buyer, as the same may be further amended, restated or otherwise modified from time to time.

“Receivables Transfer Agreement” means that certain Receivables Transfer Agreement, dated as of October 1, 2011, by and between Marathon Canada, as seller, and MPC LP, as buyer, as the same may be amended, restated or otherwise modified from time to time.

Exh. I-19

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory Change” has the meaning set forth in Section 10.2(a).

“Reimbursement Obligations” shall mean all outstanding matured reimbursement or repayment obligations of Seller to any L/C Issuer (and the participating Purchasers) with respect to amounts drawn on a Letter of Credit, whether pursuant to Section 1.5 or otherwise.

“Reinvestment” has the meaning set forth in Section 2.2(a).

“Related CP Issuer” means, with respect to any Conduit Purchaser, any asset backed commercial paper conduit that issues Commercial Paper to provide funding to such Conduit Purchaser in connection with its Capital hereunder.

“Related Entity” means Marathon, Servicer (so long as Servicer is MPC LP or an Affiliate of Marathon), each Originator and each of their respective Affiliates and their respective successors.

“Related Security” means, with respect to any Receivable:

(i) all of Seller’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by the applicable Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, letter of credit rights, “supporting obligations” (within the meaning of Section 9-102(a) of all applicable enactments of the UCC), insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of Seller’s right, title and interest in, to and under the Receivables Sale Agreement in respect of such Receivable (including, without limitation, any rights of MPC LP under the Receivables Transfer Agreement transferred to Seller under the Receivables Sale Agreement) and all of Seller’s right, title and interest in, to and under the Performance Undertaking, and

(vii) all proceeds of any of the foregoing.

Exh. I-20

“Required Cash-Collateral Amount” means, with respect to a Letter of Credit, the sum of (x) the Stated Amount of such Letter of Credit plus (y) the amount of any interest or fees accrued or to accrue on each Letter of Credit through the stated expiration thereof, including, without limitation, Undrawn L/C Fees, Fronting Fees and Other L/C Fees.

“Required Managing Agents” means, at any time, the Managing Agents whose Group Purchase Limits together exceed fifty percent (50%) of the Purchase Limit at such time.

“Required Notice Period” means, (x) with respect to any Aggregate Reduction, in a proposed amount which is equal to or less than $400,000,000, no later than 3:00 p.m. (Chicago time) on the Business Day that is two (2) Business Days immediately prior to the Business Day on which such Aggregate Reduction is to occur and (y) with respect to any Aggregate Reduction, in a proposed amount which is greater than $400,000,000, no later than 3:00 p.m. (Chicago time) on the Business Day that is four (4) Business Days immediately prior to the Business Day on which such Aggregate Reduction is to occur.

“Required Rating” has the meaning set forth in Section 10.2(d).

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of equity interests of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of equity interests or in any junior class of equity interests of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity interests of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of equity interests of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).

“Revolving Credit Agreement” means that certain Revolving Credit Agreement dated as of March 11, 2011, by and among Marathon, the Lenders party thereto and JPMorgan, as administrative agent.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Scheduled Liquidity Termination Date” has the meaning set forth in Section 13.1.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to the functions of said Commission.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables. The initial Servicer hereunder is MPC LP.

Exh. I-21

“Servicing Fee” has the meaning set forth in Section 8.6.

“Settlement Date” means each of (i) each Monthly Settlement Date, (ii) the last day of the relevant Tranche Period in respect of Capital funded by a Conduit Purchaser with Tranche Funded Commercial Paper and (iii) the last day of the relevant Tranche Period in respect of Capital funded or maintained by any Committed Purchaser.

“Special Concentration Limit” has the meaning set forth in the definition of “Concentration Limit”.

“Standard Concentration Limit” has the meaning set forth in the definition of “Concentration Limit”.

“Stated Amount” means, with respect to any Letter of Credit at any time, the maximum amount that may be drawn thereunder in accordance with its terms at such time.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Tranches for which Yield is calculated based on the Adjusted Libor Rate shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Committed Purchaser under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminating Committed Purchaser” has the meaning set forth in Section 13.1(a).

“Terminating CP Tranche” has the meaning set forth in Section 3.4(b).

“Terminating Purchaser” has the meaning set forth in Section 13.1(a).

“Terminating Purchase Group” has the meaning set forth in Section 13.1(a).

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Termination Percentage” has the meaning set forth in Section 2.2(b).

Exh. I-22

“Tier I Concentration Limit” has the meaning set forth in the definition of “Concentration Limit”.

“Tier II Concentration Limit” has the meaning set forth in the definition of “Concentration Limit”.

“Tranche” means any portion of Capital funded or maintained (x) by a Conduit Purchaser either through the issuance of Pooled Commercial Paper, through the issuance of Tranche Funded Commercial Paper or pursuant to a Funding Agreement (but not any combination thereof) and, if applicable, with a single Tranche Period, or (y) by a Committed Purchaser which accrues Yield by reference to a single Interest Rate type and, if applicable, with a single Tranche Period.

“Tranche Funded Commercial Paper” means Commercial Paper issued by a Conduit Purchaser for a tenor and in an amount specifically requested by Seller hereunder.

“Tranche Funding Conduit Purchaser” means each Conduit Purchaser that is identified as a “Tranche Funding Conduit Purchaser” on Schedule A hereto or in the Assignment Agreement pursuant to which it becomes a party hereto.

“Tranche Period” means, with respect to a Tranche:

(a)	if Yield for such Tranche is calculated on the basis of the Adjusted LIBO Rate, a period of one, two, three or six months, or such other period as may be mutually agreeable to the related Managing Agent and Seller, commencing on a Business Day selected by Seller or the related Managing Agent pursuant to this Agreement. Such Tranche Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

(b)	in the case of any Tranche of a Conduit Purchaser funded through the issuances of Tranche Funded Commercial Paper, a period not less than sixty (60), and not more than two hundred seventy (270) days commencing on a Business Day selected by Seller and agreed to by the related Managing Agent; provided, that after the Facility Termination Date, each such Tranche Period shall end on or prior to the next succeeding Settlement Date.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the Adjusted LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as reasonably selected by the Administrative Agent.

“Transaction Documents” means, collectively, (i) this Agreement, each Purchase Notice, each Letter of Credit Request, each Letter of Credit Application, each Letter of Credit, the Receivables Sale Agreement, the Receivables Transfer Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, the Subordinated Note (as defined in the Receivables Sale Agreement) (collectively, the “Principal Transaction Documents”) and (ii) all other instruments, documents and agreements executed and delivered in connection herewith.

Exh. I-23

“Turnover Ratio” means, with respect to any calendar month, an amount equal to (i) the aggregate Outstanding Balance of all Receivables as of the beginning of such calendar month, divided by (ii) the aggregate amount of Collections from Obligors during such calendar month, multiplied by (iii) 30.

“Weekly Report” means a report, in form and substance mutually agreed upon by Servicer and the Managing Agents (appropriately completed), furnished by Servicer to the Managing Agents and the Administrative Agent pursuant to Section 8.5.

“Weekly Reporting Period” means any Level 2 Ratings Period.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Undrawn L/C Fee” has the meaning specified in the Fee Letter.

“Yield” means:

(a) for each respective Accrual Period relating to a Tranche funded or maintained by a Committed Purchaser in a Commercial Paper Purchase Group or a Conduit Purchaser (other than through the issuance of Pool Funded Commercial Paper), an amount equal to the product of (x) the sum of (i) the Applicable Margin and (ii) the applicable Interest Rate for each Tranche multiplied by (y) the Capital for each day elapsed during such Accrual Period, annualized on a 360 day basis;

(b) for a Tranche funded or maintained by a Committed Purchaser in a Balance Sheet Purchase Group, an amount equal to the product of (x) the applicable Interest Rate for such Tranche multiplied by (y) the Capital of such Tranche for each day elapsed during such Accrual Period, annualized on a 360 day basis; and

(c) for each draw under a Letter of Credit that has not yet been reimbursed, an amount equal to the product of (x) the sum of (i) the Applicable Margin and (ii) the Alternate Base Rate multiplied by (y) the amount of such draw for each day elapsed prior to the repayment of such amount, annualized on a 360 day basis

“Yield and Servicing Reserve” means, on any date, an amount equal to (x) 1.50% multiplied by (y) the Net Receivables Balance as of the close of business of Servicer on such date.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exh. I-24

EXHIBIT II-A

FORM OF PURCHASE NOTICE

[Date]

JPMorgan Chase Bank, N.A., as

Administrative Agent

10 S. Dearborn

Chicago, Illinois 60603-0596

Attention: Asset Backed Securities Conduit Group

Re: PURCHASE NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Receivables Purchase Agreement dated as of October 1, 2011, by and among MPC Trade Receivables Company LLC, a Delaware limited liability company (“Seller”), Marathon Petroleum Company LP, a Delaware limited partnership, as Servicer, the entities from time to time party thereto as Conduit Purchasers, the entities from time to time party thereto as Committed Purchasers, the entities from time to time party thereto as Managing Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

The Administrative Agent and each Managing Agent is hereby notified of the following Incremental Purchase:

Purchase Price:	$ [1]

Date of Purchase:

Requested Interest Rate:	[Adjusted LIBO Rate] [Alternate Base Rate] [Pooled Commercial Paper rate] [Tranche Funded Commercial Paper rate]

Requested Tranche Period (if applicable):

Each Managing Agent should wire-transfer its related Purchase Group Share of the Purchase Price in immediately available funds on the above-specified date of purchase to:

MPC Trade Receivables Company LLC

PNC Bank, National Association

500 First Avenue

Pittsburgh, PA 15219

041000124

[1]	Must be at least $5,000,000

Exh. II-A-1

Reference: Tom Mosholder

Telephone advice to: Tom Mosholder @ tel. No. (713) 296-2480

Please advise [Name] at telephone no ( )                      if the Conduit Purchaser(s) in your Purchase Group will not be making this purchase.

In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), Seller hereby certifies that the following statements are true on the date hereof:

(i) the representations and warranties set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct in all material respects (except that the materiality standard in this clause (i) shall not apply to any such representation or warranty that is expressly qualified by a materiality standard or contains any carve-out or exception based on a Material Adverse Effect by its express terms) on and as of the date of this Purchase Notice (unless such representation or warranty refers to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date);

(ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that would constitute a Potential Amortization Event;

(iii) (1) the Facility Termination Date has not occurred, (2) the Aggregate Capital plus the L/C Undrawn Amount does not exceed the Purchase Limit, (3) the L/C Obligations do not exceed the L/C Sublimit and (4) the Purchaser Interest does not exceed 100%; and

(iv) the amount of Aggregate Capital is $             after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours,

MPC TRADE RECEIVABLES COMPANY LLC

By:
Name:
Title:

Exh. II-A-2

EXHIBIT II-B

FORM OF LETTER OF CREDIT REQUEST

[Date]

JPMorgan Chase Bank, N.A., as

Administrative Agent

10 S. Dearborn

Chicago, Illinois 60603-0596

Attention: Asset Backed Securities Conduit Group

[ADDRESS FOR MANAGING AGENT OF APPLICABLE L/C ISSUER]

Re: LETTER OF CREDIT REQUEST

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Receivables Purchase Agreement dated as of October 1, 2011, by and among MPC Trade Receivables Company LLC, a Delaware limited liability company (“Seller”), Marathon Petroleum Company LP, a Delaware limited partnership, as Servicer, the entities from time to time party thereto as Conduit Purchasers, the entities from time to time party thereto as Committed Purchasers, the entities from time to time party thereto as Managing Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

Each of the Administrative Agent and the related Managing Agent of the L/C Issuer of the below described Letter of Credit is hereby notified of the following request for [the issuance of a Letter of Credit][the [amendment][renewal][extension] of an outstanding Letter of Credit]:

Letter of Credit No.:[2]

L/C Issuer:

Stated Amount:	$ [3]

Date of [Issuance][Amendment][Renewal][Extension]:

Account Party:

Beneficiary:

Requested Expiration Date:

[2]	For a request for amendment, renewal or extension only.
[3]	Must be at least $5,000,000

Exh. II-B-1

Please provide the current form of the applicable L/C Issuer’s Letter of Credit Application and deliver the requested Letter of Credit on the above-specified date to:

[Account Party]

[Account Party Address]

Attention: [Name]

Telephone No.: ( )

In connection with the [issuance][amendment][extension][renewal] of Letter of Credit to be made on the above listed “Date of [Issuance][Amendment][Renewal][Extension]” (the “Specified Date”), Seller hereby certifies that the following statements are true on the date hereof:

(i) the representations and warranties set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct in all material respects (except that the materiality standard in this clause (i) shall not apply to any such representation or warranty that is expressly qualified by a materiality standard or contains any carve-out or exception based on a Material Adverse Effect by its express terms) on and as of the date of this Letter of Credit Request (unless such representation or warranty refers to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date);

(ii) no event has occurred and is continuing, or would result from the proposed [issuance][amendment][extension][renewal] of Letter of Credit, that will constitute an Amortization Event or a Potential Amortization Event;

(iii) (1) the Facility Termination Date has not occurred, (2) the Aggregate Capital plus the L/C Undrawn Amount does not exceed the Purchase Limit, (3) the L/C Obligations do not exceed the L/C Sublimit and (4) the Purchaser Interest does not exceed 100%; and

(iv) the L/C Undrawn Amount is $             after giving effect to the [issuance][amendment][extension][renewal] of Letter of Credit to be made on the Specified Date.

Very truly yours,

MPC TRADE RECEIVABLES COMPANY LLC

By:
Name:
Title:

Exh. II-B-2

EXHIBIT III

PLACES OF BUSINESS OF THE SELLER PARTIES;

LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBER OF SELLER

Marathon Petroleum Company LP

Places of Business/Chief Executive Office:	539 S. Main Street Findlay, Ohio 45840

Record Locations:	539 S. Main Street Findlay, Ohio 45840

MPC Trade Receivables Company LLC

Places of Business/Chief Executive Office:	539 S. Main Street, Suite 1091-M Findlay, Ohio 45840

Record Locations:	539 S. Main Street Findlay, Ohio 45840

Federal Employer Identification Number:	90-0725871

Exh. III-1

EXHIBIT IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS; LOCK-BOXES

Name of Collection Bank	Address of Collection Bank

PNC Bank, National Association	155 East Broad Street Columbus, OH 43215

Bank of America, N.A.	901 Main Street 7th Floor Dallas, TX 75202

Fifth Third Bank	38 Fountain Square Plaza Cincinnati, OH 45202

JPMorgan Chase Bank, N.A.	1 Chase Manhattan Plaza New York, NY 10005

JPMorgan Chase Bank, N.A.	200 Bay Street Royal Bank Plaza South Tower, Suite 1300 Toronto, Ontario CA

Exh. IV-1

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To:  JPMorgan Chase Bank, N.A., as Administrative Agent

This Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Amended and Restated Receivables Purchase Agreement dated as of October 1, 2011, by and among MPC Trade Receivables Company LLC, a Delaware limited liability company (“Seller”), Marathon Petroleum Company LP, a Delaware limited partnership, as Servicer, the entities from time to time party thereto as Conduit Purchasers, the entities from time to time party thereto as Committed Purchasers, the entities from time to time party thereto as Managing Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used but not defined in this Certificate shall have the meanings assigned to such terms in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly authorized                      of Seller.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a reasonably detailed review of the transactions entered into by Seller and financial condition of Seller during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct based on the review described in paragraph 2 above.

5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of                     , 20    .

Exh. V-1

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered as of the date first set forth above.

MPC TRADE RECEIVABLES COMPANY LLC

By:
Name:
Title:

Exh. V-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.	Schedule of Compliance as of , with Section of the Agreement.

This schedule relates to the month ended:

Exh. V-3

EXHIBIT VI

FORM OF MONTHLY REPORT

The attached is a true and accurate accounting pursuant to the terms of the Amended and Restated Receivables Purchase Agreement dated as of October 1, 2011, by and among MPC Trade Receivables Company LLC, a Delaware limited liability company (“Seller”), Marathon Petroleum Company LP, a Delaware limited partnership, as Servicer, the entities from time to time party thereto as Conduit Purchasers, the entities from time to time party thereto as Committed Purchasers, the entities from time to time party thereto as Managing Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), and I have no knowledge of the existence of any conditions or events which constitute an Amortization Event or Potential Amortization Event, as each such term is defined under the Receivables Purchase Agreement, during or at the end of the accounting period covered by this monthly report or as of the date of this certificate, except as set forth below.

MPC TRADE RECEIVABLES COMPANY LLC

By:
Name:
Title:
Date:

Exh. VI-1

EXHIBIT VII

FORM OF ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the      day of                     , 20    , by and between                              (“Assignor”) and                      (“Assignee”).

PRELIMINARY STATEMENTS

A. This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Amended and Restated Receivables Purchase Agreement dated as of October 1, 2011, by and among MPC Trade Receivables Company LLC, a Delaware limited liability company (“Seller”), Marathon Petroleum Company LP, a Delaware limited partnership, as Servicer, the entities from time to time party thereto as Conduit Purchasers, the entities from time to time party thereto as Committed Purchasers, the entities from time to time party thereto as Managing Agents and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Receivables Purchase Agreement.

B. Assignor is a Committed Purchaser party to the Purchase Agreement, and Assignee wishes to become a Committed Purchaser under the Receivables Purchase Agreement; and

C. Assignor is selling and assigning to Assignee an undivided                     % (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Receivables Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) Assignor’s Capital as set forth herein.

AGREEMENT

The parties hereto hereby agree as follows:

1. The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date reasonably selected by the Administrative Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Administrative Agent to Assignor and Assignee and the related Conduit Purchaser(s), if any. From and after the Effective Date, Assignee shall be a Committed Purchaser party to the Receivables Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

2. If Assignor has no outstanding Capital under the Receivables Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Receivables Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Article I of the Receivables Purchase Agreement.

Exh. VII-1

3. If Assignor has any outstanding Capital under the Receivables Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date (the “Assignee’s Acquisition Cost”); whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Receivables Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Article I of the Receivables Purchase Agreement.

4. Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee which were delivered to Assignor pursuant to the Receivables Purchase Agreement, including any Information, which Assignee may request, and Assignee hereby agrees to be subject to Section 14.5 of the Receivables Purchase Agreement in respect of all Information so received.

5. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

6. By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Administrative Agent and the Committed Purchasers as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Receivables Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency of value to Assignee, the Receivables Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Seller, any Obligor, any Seller Affiliate or the performance or observance by Seller, any Obligor, any Seller Affiliate of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Receivables Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Administrative Agent, Conduit Purchaser, Seller or any other Committed Purchaser or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Committed Purchaser or, when applicable, as a Purchaser.

Exh. VII-2

7. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of the Receivables Purchase Agreement, including, without limitation, Sections 4.1 and 14.6 and 14.7 thereof.

8. Schedule I hereto sets forth the revised Commitment of Assignor and the Commitment of Assignee, as well as administrative information with respect to Assignee.

9. THIS ASSIGNMENT AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10. Assignee hereby represents that it is not a Marathon Competitor.

11. Assignee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all senior indebtedness for borrowed money of Conduit Purchaser, it will not institute against, or join any other Person in instituting against, Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Exh. VII-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

[MPC TRADE RECEIVABLES COMPANY LLC

By:
Name:
Title:][4]

[4]	With respect to any assignment requiring consent of Seller under Section 12.1, unless consent of Seller is separately obtained.

Exh. VII-4

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES

FOR NOTICES AND COMMITMENT AMOUNTS

Date:                     ,

Transferred Percentage:             %

	A-1	A-2	B-1	B-2

Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

		A-2	B-1	B-2
Assignee	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Address for Notices

Attention:

Phone:

Fax:

Exh. VII-5

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

[DATE]

TO:	, Assignor

TO:	, Assignee

TO:	MPC Trade Receivables Company LLC
539 South Main Street
Findlay, Ohio 45840
Attention: Garry L. Peiffer

The undersigned, as Administrative Agent under the Amended and Restated Receivables Purchase Agreement dated as of October 1, 2011, by and among MPC Trade Receivables Company LLC, a Delaware limited liability company (“Seller”), Marathon Petroleum Company LP, a Delaware limited partnership, as Servicer, the entities from time to time party thereto as Conduit Purchasers, the entities from time to time party thereto as Committed Purchasers, the entities from time to time party thereto as Managing Agents and JPMorgan Chase Bank, N.A., as Administrative Agent, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of                     ,          between                     , as Assignor, and                     , as Assignee. Capitalized terms defined in such Assignment Agreement are used herein as therein defined.

1. Pursuant to such Assignment Agreement, you are advised that the Effective Date will be                     ,         .

2. Pursuant to such Assignment Agreement, the Assignee is required to pay $             to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

Very truly yours,

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:

Name:

Title:

Exh. VII-6

SCHEDULE A

PURCHASE GROUPS; COMMITMENTS; GROUP L/C SUBLIMITS; GROUP PURCHASE LIMITS

Purchase Group	Managing Agent	Conduit Purchaser(s)	Purchase Group Type	Committed Purchaser(s)	Commitment	L/C Issuer	Group L/C Sublimit	Group Purchase Limit

JPMorgan Purchase Group	JPMorgan Chase Bank, N.A.	Chariot Funding LLC *	Commercial Paper Purchase Group	JPMorgan Chase Bank, N.A.	$200,000,000	JPMorgan Chase Bank, N.A.	$200,000,000	$200,000,000

BofA Purchase Group	Bank of America, N.A.	N/A	Balance Sheet Purchase Group	Bank of America, N.A.	$175,000,000	Bank of America, N.A.	$175,000,000	$175,000,000

BTMU Purchase Group	The Bank of Tokyo- Mitsubishi UFJ, Ltd., New York Branch	Victory Receivables Corporation*	Commercial Paper Purchase Group	The Bank of Tokyo- Mitsubishi UFJ, Ltd., New York Branch	$175,000,000	The Bank of Tokyo- Mitsubishi UFJ, Ltd., New York Branch	$175,000,000	$175,000,000

Citibank Purchase Group	Citibank, N.A.	CHARTA, LLC*	Commercial Paper Purchase Group	Citibank, N.A.	$175,000,000	Citibank, N.A.	$175,000,000	$175,000,000

PNC Purchase Group	PNC Bank, National Association	Market Street Funding LLC*	Commercial Paper Purchase Group	PNC Bank, National Association	$100,000,000	PNC Bank, National Association	$300,000,000	$100,000,000

RBS Purchase Group	The Royal Bank of Scotland plc	Windmill Funding Corporation*	Commercial Paper Purchase Group	The Royal Bank of Scotland plc	$175,000,000	The Royal Bank of Scotland plc	$175,000,000	$175,000,000

TOTALS					$1,000,000,000			$1,000,000,000

*	Tranche Funding Conduit Purchaser

Sch. A-1

SCHEDULE B-I

DOCUMENTS TO BE DELIVERED PRIOR TO EFFECTIVENESS OF ORIGINAL RPA

See attached

Sch. B-I-1

CLOSING CHECKLIST

$1,000,000,000 TRADE RECEIVABLES PURCHASE FACILITY

among

MARATHON PETROLEUM CORPORATION, as Performance Guarantor,

MARATHON PETROLEUM COMPANY LP, as Servicer,

MPC TRADE RECEIVABLES COMPANY LLC, as Seller,

THE CONDUIT PURCHASERS FROM TIME TO TIME PARTY THERETO,

THE COMMITTED PURCHASERS FROM TIME TO TIME PARTY THERETO,

THE MANAGING AGENTS FROM TIME TO TIME PARTY THERETO,

THE L/C ISSUERS FROM TIME TO TIME PARTY THERETO,

and

JPMORGAN CHASE BANK, N.A., as Administrative Agent

July 1, 2011

Performance Guarantor:	Marathon Petroleum Corporation (“Marathon”)
Originator:	Marathon Petroleum Company LP (“MPC LP”)
Servicer:	MPC LP
Seller:	MPC Trade Receivables Company LLC
Conduit Purchasers:	Chariot Funding LLC, Victory Receivables Corporation, CHARTA, LLC, Market Street Funding LLC and Windmill Funding Corporation
Committed Purchasers:	JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of America, N.A.. (“Bank of America”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), Citibank, N.A.. (“Citibank”), PNC Bank, National Association (“PNC”) and The Royal Bank of Scotland plc (“RBS”)
L/C Issuers:	JPMorgan and each other Committed Purchaser
Managing Agents:	JPMorgan, Bank of America, BTMU, Citibank, PNC and RBS
Structuring Agent:	J.P. Morgan Securities LLC
Administrative Agent:	JPMorgan
Counsel to Marathon:	Baker Botts L.L.P. (“Baker Botts”)
Counsel to Managing Agents:	Sidley Austin LLP (“Sidley”)

PRINCIPAL DOCUMENTS

1	Receivables Sale Agreement between Originator, as seller, and Seller, as buyer

2	Exhibit I	Definitions

3	Exhibit II	Form of Subordinated Note

4	Schedule A	List of Closing Documents

5	Schedule B	Notice Addresses

6	Schedule C	Principal Place of Business; Location of Records; FEIN

7	Schedule D	Account Information

8	Receivables Purchase Agreement among Seller, Servicer, the Conduit Purchasers, the Committed Purchasers, the L/C Issuers, the Managing Agents and the Administrative Agent

9	Exhibit I	Definitions

10	Exhibit II-A	Form of Purchase Notice

Sch. B-I-2

11	Exhibit II-B	Form of Letter of Credit Request

12	Exhibit III	Places of Business of the Seller Parties; Locations of Records; FEIN(s)

13	Exhibit IV	Names of Collection Banks; Collection Accounts; Lock-Boxes

14	Exhibit V	Form of Compliance Certificate

15	Exhibit VI	Form of Monthly Report

16	Exhibit VII	Form of Assignment Agreement

17	Schedule A	Purchase Groups; Commitments; Group L/C Sublimits; Group Purchase Limits

18	Schedule B	Documents to Be Delivered to the Administrative Agent on or Prior to the Initial Credit Event

19	Schedule C	Credit and Collection Policy

20	Schedule D	Notice Addresses

21	Schedule E	Special Concentration Limits

22	Subordinated Note executed by Seller in favor of Originator

23	Performance Undertaking by Performance Guarantor in favor of Seller

24	Fee Letter among Seller, Managing Agents and Administrative Agent

25	Administrative Agent Fee Letter between Seller and Administrative Agent

26	Fronting Fee Letter between Seller and JPMorgan

27	Fronting Fee Letter between Seller and Bank of America

28	Fronting Fee Letter between Seller and RBS

29	Fronting Fee Letter between Seller and Citibank

30	Fronting Fee Letter between Seller and BTMU

31	Fronting Fee Letter between Seller and PNC

ORGANIZATIONAL DOCUMENTS/GOOD STANDINGS

32	Secretary’s Certificate of Marathon (i) Certificate of Incorporation, certified by Secretary of State of Delaware (ii) By-Laws (iii) Resolutions (iv) Incumbency

33	Secretary’s Certificate of MPC LP (i) Certificate of Partnership, certified by Secretary of State of Delaware (ii) Partnership Agreement (iii) Resolutions (iv) Incumbency

Sch. B-I-3

34	Good Standing Certificate for Marathon issued by Secretary of State of Delaware

35	Good Standing Certificate for MPC LP issued by Secretary of State of Delaware

36	Secretary’s Certificate of Seller (i) Certificate of Formation, certified by Secretary of State of Delaware (ii) Limited Liability Company Agreement (iii) Resolutions (iv) Incumbency

37	Good Standing Certificate for Seller issued by Secretary of State of Delaware

UCC, TAX AND JUDGMENT SEARCHES & FILINGS

38	Pre-Filing UCC Search Report of UCC financing statements filed against Originator

39	Tax lien and judgment search against Originator

40	UCC Search Report of UCC financing statements filed against Seller

41	Tax Lien and Judgment Search Report against Seller

42	UCC-1 Financing Statement, naming Originator, as debtor/seller, Seller, as secured party/purchaser/assignor and Administrative Agent, as assignee

43	UCC-1 Financing Statement, naming Seller, as debtor and Administrative Agent, as secured party

LEGAL OPINIONS

44	Opinion of Baker Botts regarding no conflict with law or material agreements, no consents, enforceability, Investment Company Act of 1940 matters and UCC matters with respect to Marathon, MPC LP and Seller

45	Opinion of Baker Botts regarding true sale and substantive consolidation matters with respect to Seller, MPC LP and Marathon

LIQUIDITY DOCUMENTATION

46	Conduit Agreements

Sch. B-I-4

SCHEDULE B-II

DOCUMENTS TO BE DELIVERED PRIOR TO EFFECTIVENESS OF AMENDMENT AND

RESTATEMENT OF ORIGINAL RPA AND INITIAL CREDIT EVENT

See attached

Sch. B-II-1

Performance Guarantor:	Marathon Petroleum Corporation (“Marathon”)
Originators:	Marathon Petroleum Company LP (“MPC LP”) and Marathon Petroleum Trading Canada LLC (“Marathon Canada”)
Servicer:	MPC LP
Seller:	MPC Trade Receivables Company LLC
Conduit Purchasers:	Chariot Funding LLC, Victory Receivables Corporation, CHARTA, LLC, Market Street Funding LLC and Windmill Funding Corporation
Committed Purchasers:	JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of America, N.A.. (“Bank of America”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), Citibank, N.A.. (“Citibank”), PNC Bank, National Association (“PNC”) and The Royal Bank of Scotland plc (“RBS”)
L/C Issuers:	JPMorgan and each other Committed Purchaser
Managing Agents:	JPMorgan, Bank of America, BTMU, Citibank, PNC and RBS
Structuring Agent:	J.P. Morgan Securities LLC
Administrative Agent:	JPMorgan
Counsel to Marathon:	Baker Botts L.L.P. (“Baker Botts”)
Counsel to Managing Agents:	Sidley Austin LLP (“Sidley”)

PRINCIPAL DOCUMENTS

1	Receivables Transfer Agreement between Marathon Canada, as seller, and MPC LP, as buyer

2	Exhibit I	Definitions

3	Schedule A	List of Closing Documents

4	Schedule B	Notice Addresses

5	Schedule C	Principal Place of Business; Location of Records; FEIN

6	Schedule D	Account Information

7	Amended and Restated Receivables Sale Agreement between MPC LP, as seller, and Seller, as buyer

8	Exhibit I	Definitions

9	Exhibit II	Form of Subordinated Note

10	Schedule A	List of Closing Documents

11	Schedule B	Notice Addresses

12	Schedule C	Principal Place of Business; Location of Records; FEIN

13	Schedule D	Account Information

14	Amended and Restated Receivables Purchase Agreement among Seller, Servicer, the Conduit Purchasers, the Committed Purchasers, the L/C Issuers, the Managing Agents and the Administrative Agent

15	Exhibit I	Definitions

16	Exhibit II-A	Form of Purchase Notice

17	Exhibit II-B	Form of Letter of Credit Request

Sch. B-II-2

18	Exhibit III	Places of Business of the Seller Parties; Locations of Records; FEIN(s)

19	Exhibit IV	Names of Collection Banks; Collection Accounts; Lock-Boxes

20	Exhibit V	Form of Compliance Certificate

21	Exhibit VI	Form of Monthly Report

22	Exhibit VII	Form of Assignment Agreement

23	Schedule A	Purchase Groups; Commitments; Group L/C Sublimits; Group Purchase Limits

24	Schedule B-I	Documents to Be Delivered to the Administrative Agent on or Prior to the Initial Credit Event

25	Schedule B-II	Documents to Be Delivered to the Administrative Agent on or Prior to the Restatement Effective Date

26	Schedule C	Credit and Collection Policy

27	Schedule D	Notice Addresses

28	Schedule E	Special Concentration Limits

29	Amended and Restated Performance Undertaking by Performance Guarantor in favor of Seller

30	Blocked Account Control Agreement among Seller, the Servicer, [Marathon Canada], the Administrative Agent and JPMorgan Chase Bank, N.A. in respect of account maintained at Toronto branch

31	Blocked Account Control Agreement among Seller, the Servicer, [Marathon Canada], the Administrative Agent and JPMorgan Chase Bank, N.A. in respect of account maintained at New York branch

ORGANIZATIONAL DOCUMENTS/GOOD STANDINGS

32	Good Standing Certificate for Marathon issued by Secretary of State of Delaware

33	Good Standing Certificate for MPC LP issued by Secretary of State of Delaware

34	Secretary’s Certificate of Marathon Canada (i) Certificate of Incorporation, certified by Secretary of State of Delaware (ii) By-Laws (iii) Resolutions (iv) Incumbency

35	Good Standing Certificate for Marathon Canada issued by Secretary of State of Delaware

36	Good Standing Certificate for Seller issued by Secretary of State of Delaware

UCC, TAX AND JUDGMENT SEARCHES & FILINGS

37	Pre-Filing UCC Search Report of UCC financing statements filed against Marathon Canada

38	Tax lien and judgment search against Marathon Canada

39	Bring-down UCC Search Report of UCC financing statements filed against MPC LP

40	UCC-1 Financing Statement, naming Marathon Canada, as debtor/seller, MPC LP, as first secured party/purchaser/assignor, Seller, as second secured party/purchaser/assignor and Administrative Agent, as assignee

Sch. B-II-3

41	UCC-3 Amendment in respect of Financing Statement, naming Originator, as debtor/seller, Seller, as secured party/purchaser/assignor and Administrative Agent, as assignee, restating the collateral description

LEGAL OPINIONS

42	Opinion of Baker Botts regarding corporate matters, no conflict with law or material agreements, no consents, enforceability and UCC matters with respect to Marathon, Marathon Canada, MPC LP and Seller

43	Opinion of Baker Botts regarding (i) true sale matters with respect to MPC LP and Marathon Canada and (ii) substantive consolidation matters with respect to Seller and Marathon Canada

Sch. B-II-4

SCHEDULE C

CREDIT AND COLLECTION POLICY

[On file with Administrative Agent]

Sch. C-1

SCHEDULE D

NOTICE ADDRESSES

Seller:

MPC Trade Receivables Company LLC
539 South Main Street, Suite 1091-M
Findlay, Ohio 45840
Attention: Peter Gilgen
Fax: (419) 421-3997
Phone: (855) 623-9009
Email: PGilgen@MarathonPetroleum.com

Servicer:

Marathon Petroleum Company LP
539 South Main Street
Finlay, Ohio 45840
Attention: Peter Gilgen
Fax: (419) 421-3997
Email: PGilgen@MarathonPetroleum.com

Administrative Agent:

JPMorgan Chase Bank, N.A.
Asset Backed Securities Conduit Group
10 S. Dearborn
Chicago, Illinois 60603
Fax: (312) 732-4487

JPMorgan Purchase Group:

Managing Agent, Committed Purchaser & L/C Issuer:

JPMorgan Chase Bank, N.A.
Asset Backed Securities Conduit Group
10 S. Dearborn
Chicago, Illinois 60603
Fax: (312) 732-4487

Conduit Purchaser:

Chariot Funding LLC
c/o JPMorgan Chase Bank, N.A., as Administrative Agent

Sch. D-1

Asset Backed Securities Conduit Group
10 S. Dearborn
Chicago, Illinois 60603
Fax: (312) 732-1844

Bank of America Purchase Group:

Managing Agent, Committed Purchaser & L/C Issuer:

Bank of America, N.A.
214 North Tryon Street, 21st Floor
NC1-027-21-01
Charlotte, North Carolina 28255
Attention: Securitization Finance Group
Fax: (704) 388-9169
Phone: (980) 386-7922

BTMU Purchase Group:

Managing Agent, Committed Purchaser & L/C Issuer:

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas
New York, New York 10020-1104

Conduit Purchaser:

Victory Receivables Corporation c/o Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
1251 Avenue of the Americas
New York, New York 10020-1104

Citibank Purchase Group:

Managing Agent, Committed Purchaser & L/C Issuer:

Citibank, N.A.
c/o Robert Kohl
Global Securitization Products
750 Washington Boulevard
Stamford, Connecticut 06901
Fax: (914) 274-9038
Phone: (203) 975-6383

Conduit Purchaser:

CHARTA, LLC
c/o Robert Kohl

Sch. D-2

Global Securitization Products
750 Washington Boulevard
Stamford, Connecticut 06901
Fax: (914) 274-9038
Phone: (203) 975-6383

PNC Purchase Group:

Managing Agent, Committed Purchaser & L/C Issuer:

PNC Bank, National Association
Three PNC Plaza, P3-P3PP-04-1
Pittsburgh, Pennsylvania 15222
Attention: Tony Stahley

Conduit Purchaser:

Market Street Funding LLC PNC Bank, National Association
Three PNC Plaza, P3-P3PP-04-1
Pittsburgh, Pennsylvania 15222
Attention: Tony Stahley

RBS Purchase Group:

Managing Agent, Committed Purchaser & L/C Issuer:

The Royal Bank of Scotland plc
550 West Jackson Boulevard
Suite 1800
Chicago, Illinois 60661
Attention: Bernard Koh
Fax: (203) 873-5750
Phone: (312) 664-6576

Conduit Purchaser:

Windmill Funding Corporation
c/o Global Securitization Services, LLC
114 West 47th Street
New York, New York 10036
Attention: Jill Russo
Fax: (212) 302-8767
Phone: (212) 302-5151

Sch. D-3